1215 Superior Avenue Cleveland, Ohio 44114 (216) 566-5300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 21, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Charter One Financial, Inc. will be held as follows:

TIME	11:00 a.m. local time Wednesday, April 21, 2004
PLACE	Forum Conference Center 1375 East Ninth Street Cleveland, Ohio
ITEMS OF BUSINESS	(1) Elect six directors as described in the accompanying proxy statement;
(2) Approve the proposed amendments to the Charter One Financial, Inc. 1997 Stock Option and Incentive Plan; and
(3) Ratify the appointment of Deloitte & Touche LLP as Charter One Financial, Inc.'s independent auditors for the year ending December 31, 2004.
The shareholders also will transact any other business that may properly come before the meeting.
RECORD DATE	Holders of Charter One Financial, Inc. common stock of record at the close of business on February 23, 2004, are entitled to vote at the annual meeting or any adjournment thereof.
ANNUAL REPORT	Charter One Financial, Inc.'s 2003 Annual Report to Shareholders, which is not a part of the proxy soliciting materials, is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, shareholders who hold their stock in their own name, can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS CHARLES JOHN KOCH Chairman of the Board, President and CEO

Cleveland, Ohio
March 12, 2004

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RELATIONSHIP WITH INDEPENDENT AUDITORS	16
Independent Auditing Firm Fees	17
Audit Committee Pre-Approval Policies and Procedures	17
COMPENSATION OF DIRECTORS	17
SUMMARY COMPENSATION INFORMATION	18
Summary Compensation Table	18
Stock Option Grants in Last Fiscal Year	19
Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values	19
Supplemental Executive Retirement Plan	20
Senior Executive Retention Plan	20
Employment Agreements	21
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	22
General	22
Executive Compensation Philosophy	22
Base Salary	23
Incentive Plans	23
Corporate Performance and Executive Pay	25
STOCK PERFORMANCE GRAPH	27
Comparison of Cumulative Total Return Among Charter One Financial, Inc., The S&P 500 Index, And The KBW 50 Index	27
TRANSACTIONS WITH RELATED PARTIES	27
EQUITY COMPENSATION PLAN INFORMATION TABLE	28
PROPOSAL 2 -- AMENDMENTS TO THE CHARTER ONE FINANCIAL, INC. 1997 STOCK OPTION AND INCENTIVE PLAN	28
Summary of the Plan and the Amendments	29
Federal Income Tax Consequences	31
Section 162(m) Limit	32
Awards under the Plan	32
Vote Required and Board Recommendation	33
PROPOSAL 3 -- RATIFICATION OF INDEPENDENT AUDITORS	33
Vote on Independent Auditors	33
PROXY SOLICITATION COSTS	33
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING	33
OTHER MATTERS	33
APPENDIX A - AUDIT COMMITTEE CHARTER	A-1
APPENDIX B - CHARTER ONE FINANCIAL, INC. AMENDED AND RESTATED 1997 STOCK OPTION AND INCENTIVE PLAN	B-1

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CHARTER ONE FINANCIAL, INC.
1215 Superior Avenue
Cleveland, Ohio 44114
(216) 566-5300

PROXY STATEMENT

INTRODUCTION

     The Charter One Financial, Inc. Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of Charter One Financial, Inc. for use at the Company's upcoming Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Wednesday, April 21, 2004, at 11:00 a.m. local time, at the Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio. At the meeting, shareholders will be asked to vote on the three matters set forth in the accompanying Notice of Annual Meeting of Shareholders and described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. Charter One Financial, Inc. is referred to in this proxy statement from time to time as "Charter One" or the "Company."

     By submitting your proxy card, either by signing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Board of Directors of Charter One to represent you and vote your shares at the meeting in accordance with your instructions. These persons also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

     This proxy statement and the accompanying materials are being mailed to shareholders on or about March 12, 2004.

     Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy card promptly either in the enclosed envelope, via the Internet or by telephone.

ANNUAL REPORT

     The Company's Annual Report to Shareholders for the year ended December 31, 2003, which includes the Company's audited consolidated financial statements, is enclosed. The enclosed Annual Report to Shareholders includes the materials we are required to file with the Securities and Exchange Commission (the "SEC") in our Annual Report on Form 10-K for the year ended December 31, 2003, excluding the exhibits to the Form 10-K. Copies of the exhibits to the Form 10-K may be obtained at a cost of 30 cents per page by contacting our Investor Relations Department, 790 Penniman, Plymouth, Michigan 48170; Attention: Ellen Batkie, Senior Vice President. Although the Annual Report to Shareholders is being mailed to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please contact our Investor Relations Department at the address set forth above or call (800) 262-6301, and a copy will be sent to you.

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INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

     At the annual meeting, shareholders will be asked to:

Proposal 1.	Elect six directors, each for a term of three years;
Proposal 2.	Approve the proposed amendments to the Charter One Financial, Inc. 1997 Stock Option and Incentive Plan; and
Proposal 3.	Ratify the appointment of Deloitte & Touche LLP as Charter One's independent auditors for the year ending December 31, 2004.

The shareholders also will transact any other business that may properly come before the meeting. Members of Charter One's management team will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

     The record date for the meeting is February 23, 2004. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is the Charter One common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 223,118,318 shares of common stock outstanding.

What if my shares are held in "street name" by a broker?

     If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, your nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will nevertheless be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes."

How is Company stock in the Company's Retirement Savings Plan voted?

     If you are an employee or former employee who owns shares of Company common stock under the Company's Retirement Savings Plan, you will be furnished a separate voting direction form by the plan trustee, American Express Trust Co. The trustee will vote shares of Company common stock allocated to your account under the Retirement Savings Plan on the voting record date. The trustee will vote your shares in accordance with the directions you give when you complete and return your voting direction form to the trustee, or give your instructions by telephone or Internet. The trustee will cast your vote in a manner which will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the trustee intends to vote your shares in accordance with the Charter One Board's recommendation. The trustee will vote unallocated shares of Company common stock under the Retirement Savings Plan in the same proportion as the allocated shares are voted.

How many shares must be present to hold the meeting?

     A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

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What if a quorum is not present at the meeting?

     If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

     1.  You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

     2.  You may vote by telephone. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

     3.  You may vote on the internet. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

Note: The Company also makes the proxy statement and its Annual Report to Shareholders available on the Internet. If you vote on the Internet, you will have the option at that time to enroll in Internet delivery for future meetings. We strongly encourage you to enroll in Internet delivery. It is a cost-effective way for the Company to send you proxy materials.

     4.  You may vote in person at the meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of Charter One common stock on February 23, 2004, the record date for voting at the annual meeting.

Can I vote by telephone or on the Internet if I am not a registered shareholder?

     If your shares are held in "street name" by a broker, bank or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

     Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

  signing another proxy with a later date;
  voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;
  giving written notice of the revocation of your proxy to the Secretary of Charter One prior to the annual meeting; or
  voting in person at the annual meeting.

     If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

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How does the Board of Directors recommend I vote on the proposals?

     Your Board recommends that you vote:

  FOR election of the six nominees to the Board of Directors;
  FOR the amendments to the Charter One Financial, Inc. 1997 Stock Option and Incentive Plan; and
  FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

What if I do not specify how my shares are to be voted?

     If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

  FOR election of the six nominees to the Board of Directors;
  FOR the amendments to the Charter One Financial, Inc. 1997 Stock Option and Incentive Plan; and
  FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

How many votes are required to elect the director nominees?

     The affirmative vote of a plurality of the votes cast at the meeting by the holders of shares entitled to vote is required to elect the six nominees as directors. This means that the six nominees will be elected if they receive more affirmative votes than any other person. If you vote "Withheld" with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

     If a nominee is unable to stand for election, the Board of Directors, after recommendation from the Corporate Governance/Nominating Committee, may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to approve the other proposals described in this document?

     Other than the election of directors, each of the other proposals listed in this proxy statement requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How will abstentions be treated?

     Abstentions will be treated as shares present for purposes of determining a quorum and as shares entitled to vote. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for Proposal 1. On all other matters, an abstention will have the same practical effect as a vote against the proposal.

How will broker non-votes be treated?

     Broker non-votes will be treated as shares present for purposes of determining a quorum, but not as shares entitled to vote. Accordingly, broker non-votes will have no effect on the outcome of any matter.

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STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

     The following table presents information regarding the beneficial ownership of Charter One common stock as of February 23, 2004, by:

  each director and director nominee of Charter One;
  each officer of Charter One named in the "Summary Compensation Table" appearing on page 19; and
  all of the executive officers and directors of Charter One as a group.

     The persons named in the following table have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as Charter One. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Charter One. We do not know of any person or entity who beneficially owns more than five percent of the outstanding shares of Charter One common stock. As of February 23, 2004, there were 223,118,318 shares of Charter One common stock outstanding.

Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Common Stock Outstanding
Directors and Executive Officers
Charles J. Koch, Chairman of the Board, President and Chief Executive Officer	2,554,720	(2)	1.1%
Mark D. Grossi, Director and Executive Vice President	1,159,962	(2)	*
John D. Koch, Director and Executive Vice President	1,510,144	(2)	*
Richard W. Neu, Director, Executive Vice President and Chief Financial Officer	1,345,955	(2)	*
Robert J. Vana, Senior Vice President, Chief Corporate Counsel and Secretary	542,199	(2)	*
Patrick J. Agnew, Director	275,944		*
Herbert G. Chorbajian, Director	1,210,505		*
Phillip Wm. Fisher, Director	1,822,128	(3)	*
Denise Marie Fugo, Director	56,663	(4)	*
Karen R. Hitchcock, Ph.D., Director	50,916	(4)	*
Barbara J. Mahone, Director	6,700		*
Michael P. Morley, Director	57,771	(4)	*
Ronald F. Poe, Director	65,642		*
Victor A. Ptak, Director	83,150		*
Melvin J. Rachal, Director	50,985		*
Jerome L. Schostak, Director	2,561,304		1.2%
Joseph C. Scully, Director	425,086		*
Mark Shaevsky, Director	136,305		*
Leonard S. Simon, Director	435,204	(4)	*
John P. Tierney, Director	59,123		*
All executive officers and directors as a group (20 persons)	14,410,406	(5)	6.5%

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(1)	Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the February 23, 2004 voting record date, pursuant to the exercise of stock options, as follows:

Mr. C. Koch - 1,435,551 shares	Mr. Fisher - 46,480 shares	Mr. Rachal - 46,580 shares
Mr. Grossi - 746,482 shares	Ms. Fugo - 37,898 shares	Mr. Schostak - 59,243 shares
Mr. J. Koch - 924,762 shares	Ms. Hitchcock - 47,357 shares	Mr. Scully - 205,898 shares
Mr. Neu - 967,222 shares	Ms. Mahone - 5,125 shares	Mr. Shaevsky - 59,243 shares
Mr. Vana - 353,117 shares	Mr. Morley - 51,427 shares	Mr. Simon - 137,905 shares
Mr. Agnew - 205,898 shares	Mr. Poe - 52,647 shares	Mr. Tierney - 48,987 shares
Mr. Chorbajian - 738,717 shares	Mr. Ptak - 46,580 shares

(2)	Included are shares allocated to the named executive officer under the Charter One Retirement Savings Plan and other stock-based benefit plans. Shares held under the Charter One Retirement Savings Plan are reported as of December 31, 2002 since the Plan allocation for December 31, 2003 will not be completed until April 2004. Shares allocated to the executive officers under Charter One's other stock-based benefit plans are reported as of December 31, 2003.

(3)	Includes 1,414,568 shares owned by Martinique Hotel, Inc., a personal holding company as to which Mr. Fisher serves as a director and is a shareholder.
(4)	Includes share-equivalent units held in deferral accounts, as follows: Ms. Fugo - 25 shares; Ms. Hitchcock -285 shares; Mr. Morley - 666; and Mr. Simon - 702 shares. The value of these share-equivalent units mirrors the value of Charter One common stock. The amounts ultimately realized by these individuals will reflect changes in the market value of Charter One common stock from the date of deferral until the date of payout. The share-equivalent units do not have voting rights, but are credited with dividend equivalent units.

(5)	Includes shares held directly, as well as shares held jointly with family members, and shares held in retirement accounts, in a fiduciary capacity, by certain of the individual's families, or held by trusts of which the individual is a trustee or substantial beneficiary, with respect to which shares the individual may be deemed to have sole or shared voting and/or investment powers. This amount also includes an aggregate of 6,217,119 shares of common stock issuable upon exercise of the directors' and executive officers' stock options and 1,678 share-equivalent units held in deferral accounts.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of Charter One's common stock (or any other equity securities, of which there are none), to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to Charter One's executive officers, directors and greater than 10% beneficial owners were complied with, except for director John Tierney. Mr. Tierney inadvertently failed to report timely, on his Form 3, beneficial ownership of stock units acquired pursuant to a deferred compensation plan of a predecessor corporation acquired by Charter One, and failed to report timely, on a Form 4, the automatic conversion of these units on January 2, 2003 and 2004, pursuant to a prior election by Mr. Tierney, to shares of Charter One common stock. A late Form 4 reporting the grant of a stock option on December 19, 2003 to Mr. Tierney was filed on January 2, 2004.

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CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INDEPENDENCE

General

     Charter One has a long-standing commitment to good corporate governance practices and has been operating pursuant to written corporate governance guidelines since October 18, 2000. These practices provide an important framework within which the Board and management can pursue the strategic objectives of the Company and ensure its long-term vitality for the benefit of shareholders. Our guidelines have been updated to comply with recent rules promulgated by the SEC and the New York Stock Exchange ("NYSE"). They are reviewed annually by the Corporate Governance/Nominating Committee and changes are recommended to the Board for approval as appropriate. Our Corporate Governance/Nominating Committee Guidelines include provisions requiring a majority of independent directors on the Board and the designation of a lead director to oversee meetings of the independent directors. These guidelines also address, among other matters, director qualification standards, responsibilities, evaluation, orientation, continuing education and access to management and independent advisors; committee qualification standards; and management evaluation, development and succession.

     Our Corporate Governance/Nominating Committee Guidelines, as well as our Corporate Code of Business Conduct and Ethics, Audit Committee Charter, Corporate Governance/Nominating Committee Charter and Compensation Committee Charter, are available free of charge on the Investor Relations page of our Internet site at www.charterone.com. You may also obtain a copy of these documents free of charge by writing to our Investor Relations Department at Charter One Financial, Inc., 1215 Superior Avenue, Cleveland, Ohio 44114, or calling (800) 262-6301. The information on our Internet site is not and should not be considered part of this proxy statement and is not incorporated by reference into this document. The Company's Corporate Code of Business Conduct and Ethics applies to all of our directors, executive officers and employees in performing their responsibilities.

Board Independence

     The Board has adopted criteria for determining whether a director is independent from management. Based on this criteria, the Board has affirmatively determined that a majority of the Board of Directors are independent. The Board annually reviews all commercial and charitable relationships that directors may have with the Company to determine whether the Company's directors are, in fact, independent. A director will be deemed not to be independent by the Board if the Board finds that any relationship exists which, under Section 303A.2(b) of the NYSE Listed Company Manual, makes the director not independent.

     In addition, the following relationships will be deemed not to be material unless the Board determines otherwise:

(i)	Lending relationships, deposit relationships, other customer relationships, and other business relationships between the Company and its subsidiaries, on the one hand, and a director, an immediate family member of the director, or an entity with which the director or immediate family member is affiliated by reason of being a director, officer or similar position or an owner of a 10% or greater equity interest therein (a "Director-Related Entity"), on the other hand, that meet the following criteria:

  such relationship is in the ordinary course of business of the Company and its subsidiaries, and is at arms-length and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;

  with respect to an extension of credit by a subsidiary of the Company: (A) such extension of credit has been made in compliance with applicable laws and regulations, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Securities Exchange Act of 1934; and (B) such credit has not been criticized or classified (under the Company's internal loan grading system), has not been placed on non-accrual status, is not past due, has not been restructured or is not otherwise a potential problem credit;

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  in the event that the relationship did not exist or was terminated in the normal course of business, this result would not reasonably be expected to have a material and adverse effect on the financial condition, earnings or business of the Company, a Director-Related Entity or a director; and

  in the case of a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year during the last three years, does not exceed the greater of $1 million, or 2% of such other company's consolidated gross revenues.

(ii)	In the case of contributions by the Company or any of its subsidiaries to a charitable organization of which a director (or a director's immediate family member) serves as an officer, director or trustee, the annual amount of such contributions were less than the greater of $1 million or 2% of such charitable organization's gross revenues for its last fiscal year.

(iii)	For business or other relationships not covered by the above categories, the Board, after considering all of the relevant circumstances, may make a determination as to whether the relationship is not material and whether the director may therefore be considered independent under the NYSE listing standards. The Company will explain in its proxy statement the basis for determination by the Board that a relationship is not material if the relationship does not satisfy one of the specific categories of immaterial relationships identified above.

(iv)	Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company (other than director fees).

     The Board has reviewed all transactions or relationships between each director, or any member of his or her immediate family, and the Company, its senior management and its independent auditor. Based on this review and in accordance with the Company's independence criteria, the Board has affirmatively determined that 14 of the 19 Board members have no material relationship with the Company and are independent from management. The names of these independent directors are as follows: Patrick J. Agnew; Phillip Wm. Fisher; Denise Marie Fugo; Karen R. Hitchcock; Barbara J. Mahone; Michael P. Morley; Ronald F. Poe; Victor A. Ptak; Melvin J. Rachal; Jerome L. Schostak; Joseph C. Scully; Mark Shaevsky; Leonard S. Simon; and John P. Tierney.

Lead Director and Executive Sessions

     A lead director is designated by the Board of Directors annually from among the independent directors. The lead director's primary responsibility, among the other duties and responsibilities as determined by the Board, is to preside over periodic executive sessions of the independent members of the Board of Directors, who will meet at least quarterly. In the absence of the lead director, the Chairman of the Corporate Governance/Nominating Committee will chair these executive sessions. The Board of Directors has designated Jerome L. Schostak to serve as its lead director for fiscal 2004. The independent directors met in executive session seven times during fiscal 2003.

     Shareholders may communicate with the lead director or any of the independent directors by sending written communications to the Company, addressed to the lead director.

Board Composition, Criteria and Director Nominations

     The Board of Directors is currently composed of 19 members. The size of the Board is determined by the Board of Directors from time to time in accordance with the Company's bylaws, with the advice of the Corporate Governance/Nominating Committee. Overall board composition requires a breadth of experience from a variety of industries and various professional disciplines. The Corporate Governance/Nominating Committee is responsible for reviewing and assessing on an annual basis the skills and characteristics needed on the Board. This review and assessment is based on the following criteria: business experience, education, integrity and reputation, independence, diversity, age, number of other directorships and commitments (including charitable obligations),

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tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, legal, technology, regulation and public policy) and a commitment to Charter One's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.

     The Board strongly believes that the directors of Charter One should have a meaningful ownership interest in the Company. To this end, Charter One's Corporate Governance Guidelines require directors to own a minimum of 3,500 shares of Charter One common stock within three years after a director is first elected to the Board.

     The Company's Corporate Governance Guidelines state that directors are expected to attend Board meetings and meetings of committees and subcommittees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. While the Company does not have any written policy with regard to Board members' attendance at the annual meeting of shareholders, Board members are expected to attend the annual meeting. Last year's annual meeting of shareholders was attended by 19 of 19 Board members.

     The Corporate Governance/Nominating Committee is responsible for recommending director candidates to serve on the Board of Directors. The Board of Directors will also consider director candidates proposed by shareholders who comply with the procedures set forth in the Company's bylaws. Final approval of director nominees is determined by the full Board, based on the recommendation of the Corporate Governance/Nominating Committee.

     Nominations, other than those made by the Corporate Governance/Nominating Committee, must be made pursuant to timely notice in writing to the Secretary of the Company as set forth in Article III, Section 3 of the Company's bylaws. In general, to be timely, a shareholder's notice must be received by the Company not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting; however, if less than 70 days' notice of the date of the scheduled annual meeting is given by the Company, the shareholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made. The shareholder's notice must include the information set forth in Article III, Section 3 of the Company's bylaws, which includes the following:

(i)	as to each person whom a shareholder proposes to nominate for election as a director:
  name, age, business address and residence address;
  principal occupation or employment;
  the class and number of shares of the Company's common stock beneficially owned on the date of the shareholder's notice; and
  any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Securities Exchange Act of 1934 in connection with the acquisition of shares, and pursuant to Regulation 14A under the Securities Exchange Act in connection with the solicitation of proxies with respect to nominees for election as directors.

(ii)	as to the shareholder giving the notice:

  name and address as they appear on the Company's books, including any other shareholder who is a record or beneficial owner of any common stock of the Company and who is known by such shareholder to be supporting such nominee(s);
  number of shares of the Company's common stock which are beneficially owned and owned of record on the date of the shareholder's notice (and the number of shares of the Company's common stock which are beneficially owned and owned of record by any person known by such shareholder to be supporting such nominee(s) on the date of such shareholder notice).

     The foregoing description is a summary of the Company's nominating process. Any shareholder wishing to propose a director candidate to the Company should review, and must comply in full with, the procedures set forth in the Company's certificate of incorporation and bylaws, and Delaware law.

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PROPOSAL 1 - ELECTION OF DIRECTORS

     Our Board of Directors currently consists of 19 members. Approximately one-third of the directors are elected annually to serve for a three-year term and until their respective successors are elected and qualified. The Corporate Governance/Nominating Committee of the Board of Directors (which is responsible for making Board nominations, subject to ratification of the nominees by the entire Board of Directors), has nominated the individuals listed below to serve as directors for terms of three years expiring at the annual meeting of shareholders to be held in 2007 and until their successors are elected and qualified. All of our nominees currently serve as Charter One directors. If any director nominee is unable to serve before the election, your proxy authorizes us to vote for a replacement nominee if our Corporate Governance/Nominating Committee recommends and the Board of Directors then names one, unless you have "withheld" authority. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

     The following tables set forth, with respect to each nominee and each continuing director, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company (or a director of a company acquired by Charter One) and any directorships held in other companies.

     The affirmative vote of a plurality of the votes cast at the meeting is required to elect the six nominees as directors. Your Board of Directors recommends that you vote "FOR" the election of each of the nominees.

Nominees for Election as Directors for a Three-Year
Term Expiring at the 2007 Annual Meeting

PATRICK J. AGNEW, age 61. Director of the Company since 1989 (including his service as a director of St. Paul Bancorp, Inc.).

Director of Charter One since the merger of Charter One with St. Paul Bancorp, Inc. in October 1999; President, Chief Operating Officer and a Director of St. Paul Bancorp prior to the merger.

Member of the Company's Corporate Governance/Nominating and Policy Committees.

DENISE MARIE FUGO, age 50. Director of the Company since 1993.
President of City Life Inc., a banquet and catering company in Cleveland, Ohio; Past Chairman of the National Restaurant Association.
Member of the Company's Compensation and Investment Committees.

CHARLES J. KOCH, age 57. Director of the Company since 1987.

Chairman of the Board, President and Chief Executive Officer of Charter One; Charles J. Koch is the brother of John D. Koch, an Executive Vice President and Director of Charter One.

Chairman of the Company's Executive Committee and member of the Company's Investment Committee.

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RONALD F. POE, age 65. Director of the Company since 1988 (including his service as a director of RCSB Financial, Inc.).

President of Ronald F. Poe & Associates, a private real estate investment firm in White Plains, New York since February 1999; prior thereto, Senior Advisor of Legg Mason Dorman & Wilson, Inc., a real estate investment banking firm in White Plains, New York, which he joined in 1965 and from which he retired as Chairman and Chief Executive Officer in August 1998; Director of Freddie Mac and Hudson Valley Holding Corp.

Chairman of the Company's Corporate Governance/Nominating Committee and member of the Audit Committee.

JEROME L. SCHOSTAK, age 70. Director of the Company since 1985 (including his service as a director of FirstFed Michigan Corporation).

Vice Chairman of Charter One since the merger of Charter One with FirstFed Michigan Corporation in October 1995; Chairman of the Board and Chief Executive Officer of Schostak Brothers & Company, Inc., a full service real estate company in Southfield, Michigan.

Member of the Company's Executive, Compensation and Investment Committees. Serves as the lead director of the Board of Directors.
MARK SHAEVSKY, age 68. Director of the Company since 1985 (including his service as a director of FirstFed Michigan Corporation).

Counsel to Honigman Miller Schwartz and Cohn LLP (partner through August 2001), a law firm headquartered in Detroit, Michigan.

Chairman of the Company's Audit Committee and member of the Company's Corporate Governance/Nominating and Policy Committees.

Directors Continuing in Office Whose
Terms Expire at the 2006 Annual Meeting

PHILLIP WM. FISHER, age 53. Director of the Company since 1997.

Principal of The Fisher Group, an asset management firm in Detroit, Michigan; Partner in The Chase Company, a real estate development firm in Bloomfield Hills, Michigan; Managing Partner of Edcor Data Services, an e-learning administration firm in Pontiac, Michigan.

Member of the Company's Compensation and Investment Committees.

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MARK D. GROSSI, age 50. Director of the Company since 1995.

Executive Vice President of Charter One; Director of J.B. Oxford Holdings, Inc., a discount broker in Beverly Hills, California; Director of Meridian Point Realty Trust '83, a company in San Francisco, California which holds interests in income producing real estate.

Member of the Company's Executive and Investment Committees.
KAREN R. HITCHCOCK, PH.D., age 61. Director of the Company since 1996 (including her service as a director of ALBANK Financial Corporation).

President of the University at Albany, Albany, New York, since 1996.

Member of the Company's Audit and Policy Committees.
JOHN D. KOCH, age 51. Director of the Company since 1995.

Executive Vice President of Charter One; John D. Koch is the brother of Charles J. Koch, Charter One's Chairman, President and Chief Executive Officer.

Member of the Company's Executive and Investment Committees.
MICHAEL P. MORLEY, age 61. Director of the Company since 1995 (including his service as a director of RCSB Financial, Inc.).

Executive Vice President and Chief Administrative Officer of Eastman Kodak Company in Rochester, New York.

Chairman of the Company's Compensation Committee and member of the Policy Committee.
JOSEPH C. SCULLY, age 63. Director of the Company since 1977 (including his service as a director of St. Paul Bancorp, Inc.).

Director of Charter One since the merger of Charter One with St. Paul Bancorp, Inc. in October 1999; Chairman and Chief Executive Officer of St. Paul Bancorp prior to the merger.

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JOHN P. TIERNEY, age 72. Director of the Company since 1996 (including his service as a director of RCSB Financial, Inc.).

Retired Chairman and Chief Executive Officer of Chrysler Financial Corporation; Director of Dollar Thrifty Automotive Group, a car rental company headquartered in Tulsa, Oklahoma.

Member of the Company's Audit and Corporate Governance/Nominating Committees.

Directors Continuing in Office Whose
Terms Expire at the 2005 Annual Meeting

HERBERT G. CHORBAJIAN, age 65. Director of the Company since 1985 (including his service as a director of ALBANK Financial Corporation).

Chairman of the Board, President and Chief Executive Officer of ALBANK prior to its merger with Charter One.
BARBARA J. MAHONE, age 54. Director of the Company since August 2002.

Executive Director, Human Resources, General Motors Product Development in Detroit, Michigan.

Member of the Company's Audit and Corporate Governance/Nominating Committees.
RICHARD W. NEU, age 48. Director of the Company since 1992 (including his service as a director of FirstFed Michigan Corporation).

Executive Vice President and Chief Financial Officer of Charter One.

Chairman of the Company's Investment Committee and member of the Company's Executive Committee
VICTOR A. PTAK, age 71. Director of the Company since 1989.

Retired Vice President/Investment Officer, Wachovia Securities, an investment advisor firm in Cleveland, Ohio; through June 1998 was general partner, manager of J.C. Bradford & Co., L.P.A., an investment banking firm in Cleveland, Ohio.

Member of the Company's Compensation and Investment Committees.

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MELVIN J. RACHAL, age 54. Director of the Company since 1998.

President and Chief Operating Officer since 1995, Midwest Stamping, Inc., an automotive supplier in Maumee, Ohio.

Member of the Company's Corporate Governance/Nominating and Policy Committees.
LEONARD S. SIMON, age 67. Director of the Company since 1984 (including his service as a director of RCSB Financial, Inc.).

Chairman of the Board and Chief Executive Officer of RCSB prior to its merger with Charter One in October 1997; Trustee of the Teachers Insurance Association of New York.

Member of the Company's Investment Committee.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held 10 meetings during 2003 and has the following standing committees: audit, corporate governance/nominating, compensation, executive, investment and policy. Each director attended at least 75% of all the meetings of the Board held during 2003 and all meetings of the Board committees on which he or she served during the fiscal year.

Audit Committee

     The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is comprised of five directors. The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company's consolidated financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the annual independent audit of the Company's consolidated financial statements; the Company's bank protection program and activities; the independent auditor's qualifications and independence; the performance of the Company's internal audit function and independent auditors and any other areas specified by the Board of Directors of potential financial risks to the Company. The Audit Committee is also responsible for hiring, retaining and terminating the Company's independent auditors. The Audit Committee met 13 times during fiscal 2003. A copy of the Audit Committee Charter is attached to this document as Appendix A.

     Each member of the Audit Committee meets the current independence and experience requirements of the NYSE and the Company's bylaws. In addition, the Board of Directors has determined that John Tierney is an "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Corporate Governance/Nominating Committee

     The Corporate Governance/Nominating Committee is comprised of five directors. The Corporate Governance/Nominating Committee examines the practices and procedures of the Board of Directors; monitors compliance with, and the effectiveness of, the Company's Corporate Governance/Nominating Committee Guidelines; and nominates individuals for election as directors, subject to ratification of the nominee by the entire Board of Directors. If a member of the Corporate Governance/Nominating Committee is eligible to be elected as a director at the next annual meeting of shareholders, such member is recused from participating in the nomination process and a substitute independent director may be appointed by the Board of Directors to the nominating

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committee. Each member of the Corporate Governance/Nominating Committee meets the current independence requirements of the NYSE. The Corporate Governance/Nominating Committee met four times during fiscal 2003.

Compensation Committee

     The Compensation Committee is comprised of five directors. The Compensation Committee makes salary and management bonus recommendations and determines terms and conditions of employment of the Company's officers; oversees the administration of the Company's stock incentive and other employee benefit plans; oversees management development and succession planning, makes recommendations to the Board of Directors regarding the compensation philosophy covering corporate officers and other key management employees; and reviews the competitiveness of the Company's total compensation practices. Each member of the Compensation Committee meets the current independence requirements of the NYSE. On August 21, 2003, the Compensation Committee, Stock Option Committee and the Top Employee Incentive Goal Achievement Plan Committee, all of which were comprised of the same directors, were consolidated into one committee, the Compensation Committee. From January 1, 2003 through August 21, 2003, the Compensation Committee met eight times, the Stock Option Committee met seven times and the TEIGAP Committee met one time. The Compensation Committee met three times during the remainder of fiscal 2003.

Executive Committee

     The Executive Committee is comprised of five directors, four management directors and the independent lead director of the Board. The Executive Committee may take all action that could be taken by the full Board of Directors, other than those for which Delaware law requires full Board action. The Executive Committee may meet between regular Board meetings to take action necessary for the Company to operate efficiently. The Executive Committee met once during fiscal 2003.

Investment Committee

     The Investment Committee is comprised of nine directors, including five independent directors. The Investment Committee is responsible for developing Charter One's asset/liability strategy, which is then executed by the Company's management. The committee meets regularly to monitor the status and quality of the investments, as well as its performance relative to the Company's overall strategic plan. The Investment Committee met 10 times during fiscal 2003.

Policy Committee

     The Policy Committee is comprised of five independent directors, and Charles F. Ipavec a former director who serves as Chairman of the Committee. The Policy Committee reviews Charter One's operating policies and recommends changes to the policies, as needed, for adoption by the entire Board of Directors. The Policy Committee met two times during fiscal 2003.

AUDIT COMMITTEE REPORT

     The following Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

     The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the annual independent audit of the Company's financial statements; the Company's bank protection program and activities; the independent auditor's qualifications and independence; the performance of the Company's internal audit function and independent auditors and any other areas specified by the Board of Directors of potential financial risk to the Company. The Audit Committee is also responsible for hiring, retaining and terminating the Company's independent auditors. A copy of the Audit Committee Charter is attached to this document as Appendix A.

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     Management has responsibility for the Company's consolidated financial statements and financial reporting processes, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.

     The Committee reviews the Company's consolidated financial statements and financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has met and held discussions with management, the internal auditors, and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2003 with management and the independent auditors.

     The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the independent auditors' independence from the Company and its management.

     The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors.

     The Company's Chief Executive Officer and Chief Financial Officer also reviewed with the Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued by the SEC pursuant thereto. Management also reviewed with the Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

     Based upon, and in reliance upon, the Committee's discussions with management and the independent auditors referred to above, the Committee's review of the representations of management, the report of the independent auditors and the certifications of the Chief Executive Officer and Chief Financial Officer pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

     Respectfully submitted by the members of the Audit Committee of the Board of Directors of Charter One Financial, Inc.

Mark Shaevsky (Chairman) Karen R. Hitchcock Barbara J. Mahone	Ronald F. Poe John P. Tierney

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Audit Committee has reappointed Deloitte & Touche LLP as the independent public accounting firm to audit Charter One's consolidated financial statements for the year ending December 31, 2004, subject to the ratification of the appointment by our shareholders. See "Proposal 3 -- Ratification of Independent Auditors" below. In making its determination to reappoint Deloitte & Touche as the Company's independent auditors for the 2004 fiscal year, the Audit Committee considered the non-audit services that the independent auditors provided during the 2003 fiscal year and determined that the provision of these services is compatible with and does not impair the auditors' independence. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditors.

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Independent Auditing Firm Fees

     Deloitte & Touche was the Company's principal auditor for fiscal years 2002 and 2003. The aggregate fees billed to the Company by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for the fiscal years ended December 31, 2002 and 2003 were as follows:

	Year Ended December 31,
($ in 000)	2002	2003
Audit Fees	$ 665	$ 611
Audit Related Fees (1)	80	62
Tax Fees (2)	1,596	1,478
All Other Fees (3)	457	---
Total	$2,798	$2,151
(1)	Primarily for services related to employee benefit plan audits and attestation procedures.
(2)	Primarily for federal, state and local tax compliance, consulting and planning services and tax examination assistance.
(3)	Primarily for consulting services to bring the administration of medical benefits in-house, financial information systems design and implementation services, and human resources-related consulting services in connection with a change in benefit plan trustees and various software implementation.

Audit Committee Pre-Approval Policies and Procedures

     Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement of our independent auditors to render that service. Accordingly, we do not engage our independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagements of Deloitte & Touche LLP to render 100 percent of the services described in the categories above were approved by the Audit Committee in advance of the rendering of those services.

COMPENSATION OF DIRECTORS

     The Boards of Directors of Charter One and its wholly owned and principal operating subsidiary, Charter One Bank, have identical membership. Directors who were employed by Charter One or its subsidiaries do not receive fees for their service on these Boards or for any Board committees on which they serve. Except as set forth below, each non-employee director of Charter One and Charter One Bank receives the following compensation for service on these Boards, as follows:

  in the aggregate, a $1,950 monthly retainer for his or her service as a director on these Boards;

  $1,900 for each Charter One Bank Board meeting attended;

  $500 per month for service on the Company's Corporate Governance/Nominating Committee and for each Charter One Bank Board committee they served on, except for Loan Committee members who receive $700 per month, the chairmen of the Company's Compensation Committee and the Corporate Governance/Nominating Committee who each receive $800 per month, and the chairman of the Audit Committee who receives $1,000 per month.

     Directors may defer receipt of up to 50% of their retainer and meeting fees pursuant to deferred compensation plans established by the Company. Directors who elect to defer amounts are credited with dividend or other deemed income based on investment alternatives they select. Payment of deferral account balances will be made in either cash or stock, depending upon the deferred plan, and will be made in one or more installments as elected by the participating director upon termination of Board service.

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     In addition to the fees described above, director Schostak receives $15,000 per month for services rendered as a Vice Chairman of the Board of Directors.

     Director Chorbajian, who served as a Vice Chairman of the Board of Directors and as an employee of Charter One, received $37,342 per month pursuant to his employment agreement which commenced on November 30, 1998, the effective date of the ALBANK merger. His agreement terminated on May 31, 2003. Charter One maintained a $2.5 million life insurance policy for Mr. Chorbajian's benefit during the term of his employment agreement (including making gross up payments to him with respect to his tax liabilities relating to such benefit) and provided supplemental disability retirement benefits. All of these benefits terminated at the conclusion of his agreement.

     Non-employee directors participate in Charter One's 1997 Stock Option and Incentive Plan, pursuant to which they may be granted options annually to purchase up to 13,400 shares of Charter One common stock. In December 2003, each non-employee director was granted an option to purchase 7,500 shares of Charter One common stock at an exercise price equal to the fair market value of Charter One's common stock on the date of grant. The options are exercisable for a period of 10 years and vest equally over three years from the date of grant.

SUMMARY COMPENSATION INFORMATION

Summary Compensation Table

     The following table sets forth summary information concerning compensation awarded to, earned by or paid to Charter One's chief executive officer and its four other most highly compensated executive officers, whose total salary and bonus exceeded $100,000, for services rendered in all capacities during the periods indicated. Each of these officers received perquisites and other personal benefits in addition to salary and bonus during the periods stated. Except as otherwise indicated in the table, the aggregate amount of these perquisites and other personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of their annual salary and bonus and, therefore, has been omitted as permitted by the rules of the SEC. We will use the term "named executive officers" from time to time in this proxy statement to refer to the officers listed in the table below.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs (#)(2)	All Other Compensation ($)
Charles J. Koch Chief Executive Officer	2003	$875,600	$1,081,080	---	255,000/---	$16,328	(3)
	2002	816,200	1,000,428	---	255,000/---	14,565
	2001	780,000	795,795	---	486,000/---	16,164

Mark D. Grossi Executive Vice President	2003	590,400	627,202	---	160,000/---	11,955	(3)
	2002	544,133	570,492	---	160,000/---	10,599
	2001	520,000	449,440	---	301,750/---	10,918

John D. Koch Executive Vice President	2003	590,400	627,202	---	160,000/---	12,450	(3)
	2002	544,133	570,492	---	160,000/---	11,035
	2001	520,000	449,440	---	301,750/---	11,888

Richard W. Neu Executive Vice President and Chief Financial Officer	2003	590,400	627,202	---	160,000/---	11,424	(3)
	2002	544,133	570,492	---	160,000/---	10,105
	2001	520,000	449,440	---	301,750/---	10,720

Robert J. Vana Senior Vice President, Chief Corporate Counsel and Secretary	2003	296,800	200,260	---	60,000/---	13,325	(3)
	2002	266,933	175,760	---	60,000/---	11,867
	2001	251,667	169,000	---	123,000/---	12,992

(1)	Salary includes amounts deferred at the election of the named executive officer through the Company's deferred compensation plans.

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(2)	In December 2001, the Stock Option Committee changed its policy with respect to the timing of grants of stock options to directors, officer and employees of the Company, electing to make these grants in December rather than January. Accordingly, the 2001 information relating to "Securities Underlying Options/SARs" in the above table includes grants made to the named executive officers in January 2001 (for services performed during fiscal 2000) and in December 2001 (for services performed during fiscal 2001).

(3)	Includes the Bank's contributions under the 401(k) and ESOP features of the Charter One Bank Retirement Savings Plan, and life insurance premium payments, as follows:
	401(k)	ESOP	Life Insurance	Total
Charles J. Koch	$6,000	$5,000	$5,328	$16,328
Mark D. Grossi	$4,500	$5,000	$2,455	$11,955
John D. Koch	$4,500	$5,000	$2,950	$12,450
Richard W. Neu	$4,500	$5,000	$1,924	$11,424
Robert J. Vana	$6,000	$5,000	$2,325	$13,325

Stock Option Grants in Last Fiscal Year

     The following table sets forth information regarding grants of stock options made by the Company during the fiscal year ended December 31, 2003 to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full 10-year term of the options, which would result in stock prices of approximately $53.36 and $84.96, respectively, for options with an exercise price of $32.76 per share. No gain to the optionees is possible without an increase in stock price, which benefits all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercise and common stock holdings depend upon the future performance of Charter One common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved. No stock appreciation rights were granted by the Company during the last fiscal year.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Terms
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Charles J. Koch	255,000	5.03%	$32.76	12/19/2013	$5,252,858	$13,311,774
Mark D. Grossi	160,000	3.16	32.76	12/19/2013	3,295,911	8,352,485
John D. Koch	160,000	3.16	32.76	12/19/2013	3,295,911	8,352,485
Richard W. Neu	160,000	3.16	32.76	12/19/2013	3,295,911	8,352,485
Robert J. Vana	60,000	1.18	32.76	12/19/2013	1,235,967	3,132,182

     The option exercise price of the options granted to the named executive officers shown above was the fair market value of Charter One's common stock at the date of grant. These options are subject to a 37 month cliff vesting, and vest in full on January 19, 2007. The options may not be transferred in any manner other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the lifetime of the optionee only by the optionee or his legal representative upon the optionee's death.

Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values

     The following table summarizes for each of the named executive officers certain information relating to stock options exercised by him during the fiscal year ended December 31, 2003 and the number and value of unexercised stock options held by the named executive officers at year end. The dollar amounts set forth in the table below under the "Value Realized" column represent the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option(s). The dollar amounts set forth in the table below

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under the "Value of Unexercised In-the-Money Options at FY-End" column represent the difference between the exercise or base price of the named executive officer's stock option(s) and the $34.55 closing price per share of Charter One common stock as quoted on the NYSE on December 31, 2003. The amounts set forth in the column "Value of Unexercised In-the-Money Options at FY-End," unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. These options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of Charter One common stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

			Number of Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Charles J. Koch	156,055	$3,426,954	1,193,001	1,020,300	$19,893,044	$6,838,172
Mark D. Grossi	75,000	1,724,250	775,925	636,837	13,228,333	4,255,413
John D. Koch	75,000	1,663,800	775,925	636,837	13,228,333	4,255,413
Richard W. Neu	---	---	818,385	636,837	14,280,944	4,255,413
Robert J. Vana	27,610	599,029	286,967	249,150	4,434,244	1,704,361

Supplemental Executive Retirement Plan

     Charles J. Koch, Mark D. Grossi, John D. Koch, Richard W. Neu and Robert J. Vana each has a supplemental retirement agreement with Charter One. Each retirement agreement was amended on February 1, 2004 (the "amendment") as a part of Charter One's 2004 Senior Executive Retention Plan to provide an enhanced benefit to the executive if he remains employed through December 31, 2008 or experiences a termination of employment, in certain circumstances, prior thereto. The maximum monthly benefit is $45,000 for Mr. C. Koch, $40,000 for Messrs. Grossi, J. Koch and Neu and $25,000 for Mr. Vana, unless they qualify for the enhanced benefit, in which case the maximum monthly benefit would be $73,125 for Mr. C. Koch, $65,000 for Messrs. Grossi, J. Koch and Neu, and $40,625 for Mr. Vana. An executive will not qualify to receive any enhanced benefit if he forfeits his deferred compensation benefit under the Charter One 2004 Senior Executive Stock Unit Deferred Compensation Plan, as described below under the heading "Senior Executive Retention Plan." Generally, the earliest benefit payments under each retirement agreement can commence is age 58, upon termination of the executive's employment with Charter One after he attains age 58; otherwise, benefit payments generally will commence at age 65. As of December 31, 2003, the monthly benefit payments that would be paid under the retirement agreements would be $45,000, $17,769, $35,424, $24,153 and $14,561 to Messrs. C. Koch, Grossi, J. Koch, Neu and Vana, respectively.

     In the event of the death of the executive while employed by Charter One, or thereafter but prior to the receipt of any benefits under his retirement agreement, then in lieu and in place of any benefits that would otherwise be payable under the executive's retirement agreement, the executive's designated beneficiary will receive a lump sum death benefit under insurance policies maintained by Charter One. The maximum death benefit of each of Messrs. C. Koch, Grossi, J. Koch, Neu and Vana is $3,300,000, $2,900,000, $2,900,000, $2,900,000, and $1,800,000, respectively.

Senior Executive Retention Plan

     The Board of Directors, based on the recommendation of the Compensation Committee, adopted the Charter One 2004 Senior Executive Retention Plan, effective February 1, 2004, consisting of the amendment to each supplemental retirement agreement, as previously described under the heading "Supplemental Executive Retirement Plan" above, and the adoption of the Charter One 2004 Senior Executive Cash Deferred Compensation Plan and the Charter One 2004 Senior Executive Stock Unit Deferred Compensation Plan. Participation is only permitted in one of the deferred compensation plans, either the cash plan or the stock plan. Each of the five executive officers elected to participate in stock plan; accordingly, the cash plan was subsequently terminated. The deferred compensation arrangement provides for a one-time grant of a deferred compensation benefit on February 1, 2004 in

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the form of stock units, with each stock unit representing one share of Charter One common stock based upon its closing price on January 30, 2004. The 2004 Senior Executive Retention Plan was adopted by the Compensation Committee and the Board in an effort to assure continued employment with Charter One by each of the named executive officers in the Summary Compensation Table.

     On February 1, 2004, Charter One granted stock units to the deferred compensation accounts of the executives, subject to vesting restrictions, in the amount $3.0 million to each of Messrs. C. Koch, Neu, J. Koch and Grossi, and $1.125 million to Mr. Vana. Each stock unit will earn dividend equivalents in the form of additional stock units based upon dividends paid on Charter One common stock. If a change in control of Charter One occurs prior to the executive's receipt of his deferred compensation benefit, then the executive will have a right to convert his stock account to a cash account at the time of the change in control (after which it will earn investment earnings based upon the average yield on the ten year treasury note). The deferred compensation benefit will be fully earned (i.e., 100% vested) if the executive continues his employment with Charter One through December 31, 2008, but will not be paid until after he terminates his employment. In the case of an executive's termination of employment, in certain circumstances, prior to January 1, 2009, he will be entitled to his entire deferred compensation benefit or a pro-rata portion thereof, but payment will generally be deferred until the later of one year after his employment termination or until January 1, 2009. Vested cash account balances will be paid solely in cash and vested stock account balances will be paid solely in Charter One common stock. Each executive has agreed in his deferred compensation plan agreement to non-compete provisions, in certain circumstances, which will entitle the executive to an additional payment of 50 percent of his annual base salary; and non-solicitation and non-disclosure provisions in all circumstances without any additional compensation. In limited circumstances the executive may opt out of his non-compete by forfeiting all rights and benefits under the Charter One 2004 Senior Executive Retention Plan. These non-compete, non-solicitation and non-disclosure provisions supercede any such provisions that the executive may have been subject to otherwise.

Employment Agreements

     Charter One has an employment agreement with each of Charles J. Koch, Mark D. Grossi, John D. Koch, Richard W. Neu and Robert J. Vana. The agreements are for a five year-term. On each August 1st the term of each employment agreement will be extended for a period of one year in addition to the then-remaining term unless the officer receives an unsatisfactory performance review from the Board of Directors or notice that the term of his agreement will not be extended. The employment agreements provide for the following:

  an annual base salary in an amount not less than the executive's current base salary, which may be increased, but not decreased, from time to time as approved by the Board of Directors;

  participation in an equitable manner with all other executive officers in performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors; and

  participation in other Company employee benefit, fringe benefit and welfare plans and programs.

     In the event the executive suffers an "involuntary termination" as defined below, the executive will receive for the lesser of three years or the remaining term of his agreement, as liquidated damages, (i) monthly payments equal to one-twelfth of his annual base salary in effect immediately prior to the date of termination; (ii) one-twelfth of his average annual cash bonus and cash incentive compensation for the two full fiscal years preceding the date of termination; and (iii) substantially the same health and other benefits available to him in effect immediately prior to such involuntary termination. These cash payments would be reduced by any personal service income earned by the executive during the period he is receiving post-termination compensation benefits from Charter One. Likewise, health and other benefits are reduced during the post-termination compensation period by like benefits received from another employer. "Involuntary termination" is generally defined as the termination of the executive's employment by the Company without his express written consent or by the executive by reason of a material diminution of or interference with his duties, responsibilities or benefits as defined in the agreement unless consented to in writing by the executive.

     In the event of the executive's involuntary termination within the 12 months preceding, at the time of, or within 24 months following a change in control, as that term is defined in the agreements, then in addition to the liquidated damages payments described in the immediately preceding paragraph, the executive will receive an amount equal to

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299% of the executive's "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended. The employment agreements also contain a "gross-up" provision pursuant to which Charter One will make additional payments to the executive in the event that any payments or benefits provided or to be provided to the executive under the agreement are subject to an excise tax penalty under Section 4999 of the Internal Revenue Code. Charter One would not be able to deduct as an expense the amount of the payments or benefits subject to the excise tax penalty. The "gross-up" provision is intended to provide the executive on an after-tax basis with 80% of the penalty tax paid, if any, on the change in control payments or benefits and 100% of any penalty tax payable as a result of the gross-up payment. Based on their salaries as of December 31, 2003, this 299% payment would entitle Mr. C. Koch to $7.6 million, Mr. Grossi to $4.3 million, Mr. J. Koch to $4.3 million, Mr. Neu to $9.9 million and Mr. Vana to $2.6 million.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Compensation Committee Report on Executive Compensation shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

General

     Charter One is a financial holding company which owns all of the outstanding capital stock of Charter One Bank. Charter One's business has consisted primarily of the business of Charter One Bank and its subsidiaries. The financial results of Charter One are a direct function of Charter One Bank's achievement of its goals as set forth in its annual business plan. Executives are compensated for their contribution to the achievement of these goals which benefit the shareholders, customers, employees and the communities in which we operate.

     The Company's compensation matters are addressed by the Compensation Committee of the Board of Directors. Membership on the Compensation Committee consists exclusively of directors who meet the independence requirements of the NYSE, and the definition of "outside director" for purposes of §162(m) of the Internal Revenue Code and "non-employee director" for purposes of Rule 16b-3 of the Securities Exchange Act. See "Meetings and Committees of the Board - Compensation Committee" for additional information on the Compensation Committee. The Compensation Committee is dedicated to the philosophy of linking executive compensation to achievement of Charter One Bank's goals and the resulting performance of Charter One. The Compensation Committee reviews all issues pertaining to executive compensation and submits their recommendations to the full Board of Directors for approval.

Executive Compensation Philosophy

     The executive compensation program is designed to guide the Compensation Committee in formulating an appropriate compensation structure for management. The overall objective is to align senior management compensation with the goals of our annual business plan by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

  Align the interests of management with the interests of the shareholders;

  Maintain a program which:

a.	clearly motivates personnel to perform and succeed according to the goals outlined in our annual business plan;
b.	retains key personnel critical to our long-term success; and
c.	emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of our annual business plan;

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  Maintain pay for performance as an integral component of the program by utilizing incentive plans that emphasize corporate success;

  Maintain a corporate environment which encourages effective risk management, stability and a long-term focus for both Charter One and its management; and

  Ensure that management:

a.	fulfills its overall responsibility to its constituents, including shareholders, customers, employees, the community and government regulatory agencies;
b.	conforms its business conduct to the highest ethical standards;
c.	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of Charter One's constituents; and
d.	continues to avoid any conflict between its responsibilities to Charter One and each individual's personal interests.

     Achievement of these objectives should result in a compensation structure that reasonably tracks the total performance of Charter One. The program's compensation elements include base salary as well as incentive plans. The incentive plans have been designed to reflect corporate performance, individual performance, and alignment with the interests of Charter One's shareholders.

     The Compensation Committee relies upon annual salary survey market research to determine and maintain a relevant peer group for total corporate performance, for base salary comparison and for incentive compensation comparison. The peer group is national in scope representing 18 publicly traded commercial banks and savings institutions of comparable size to Charter One. The Compensation Committee believes the peer group is representative of Charter One's competitors for business, personnel recruitment and compensation. The peer group survey analyzes total corporate performance and the relationship between performance, base pay and incentive compensation. Performance comparisons include rankings based on return on average equity, return on average assets, efficiency ratio, asset quality and total return on a company's stock price, among other factors. Compensation data utilized for comparisons is generally annual cash compensation including base salary and most forms of cash bonus and annual incentive awards. The peer group selected for compensation comparison purposes differs from the companies included in the Keefe, Bruyette & Woods 50 Total Return Index, which is used in the performance graph that follows this report.

Base Salary

     Base salary forms the foundation of the compensation program as it represents income not at risk. The Compensation Committee believes that base salary should function as an anchor: large enough that the executive is comfortable remaining in Charter One's employment, but not so large as to conflict with the executive's motivation to work diligently to increase shareholder value. An individual's base salary is directly related to his or her position scope, job responsibilities, accountability, performance and contribution to Charter One or its subsidiaries. In general, the base salary of each executive officer is intentionally set near the median of the peer group. However, superior corporate or individual performance should result in incentive compensation which, when combined with base salary and long-term incentives, would place total compensation above that of the peer group median.

Incentive Plans

     The Company maintains both short-term and long-term incentive plans. The executive bonus plans are designed as short-term plans and are based on the achievement of annual objectives as defined below. The executive bonus plans also provide for "ad hoc" bonuses which can be paid in recognition of achievements, such as merger-related activities, which are not part of the defined annual objectives. The stock option plan is designed as a long-term plan and is directly impacted by stock price over a period of time, as described below.

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     Executive Bonus Plans. The Company maintains two executive bonus plans, the Executive Incentive Goal Achievement Plan (the "EIGAP") and the Top Executive Incentive Goal Achievement Plan (the "TEIGAP"). The EIGAP and the TEIGAP each provide incentive compensation opportunities to our executives based on the achievement of targeted corporate and individual goals. Participation in the plans is normally limited to those management positions where the functional responsibility encompasses the establishment of our strategic direction and long-range plans, and/or operating results at the divisional level. Other selected employees may also be eligible to participate as defined by competitive compensation practices within our labor markets. Participation in the TEIGAP, however, is determined by the Compensation Committee and limited to those executives who are "covered employees" under §162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public corporations for compensation over $1.0 million paid in any fiscal year to a company's chief executive officer and the four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Executive officers not chosen to participate in the TEIGAP are automatically eligible to participate in the EIGAP.

     The purpose of the two incentive bonus plans is to achieve the following objectives:

  promote stability and the achievement of profitability and business goals;

  link executive compensation to specific corporate performance objectives and individual goals;

  provide a competitive reward structure for senior officers and other key employees; and

  encourage involvement and communication regarding our strategic plans.

     Awards are established as a percentage of a participant's year-end base salary; thus, changes in salary during the year affect award levels. Participants earn awards by personally achieving their individual goals and assisting Charter One in achieving its overall objectives. Awards are weighted between Company objectives and individual goals and vary by participant level. The more control and influence a participant has on either Company objectives or individual goals, the greater the participant's weighting on that particular factor. Individual goals and Company objectives, as well as the percentage and factor weightings for each participant level, are established at the beginning of each year and remain in effect for the entire year. Charter One's objectives are established by the Chief Executive Officer and the Compensation Committee.

     In order for a participant to earn an award under either of the plans, both Charter One's corporate performance objectives and the participant's individual goals must be achieved. If the participants meet their individual performance goals but Charter One fails to achieve certain of its objectives, no incentive award will be made to any participant. Additionally, if Charter One achieves its objectives but a participant fails to meet his or her individual performance goal threshold, no incentive award will be made to that participant.

     Stock Options. At least annually, the Compensation Committee reviews the appropriateness of granting stock options to senior management. The purposes of this long-term element of the program are to:

  provide an incentive to key employees to promote the success of the business;

  provide key employees with a long-term incentive to increase shareholder value;

  encourage ownership rights through purchase of Charter One common stock; and

  attract and retain the best available personnel.

     The Compensation Committee attempts to grant options based on an individual's performance and the impact on Charter One's financial results. All options granted to date have a term of 10 years and have contained vesting requirements (usually three years). This element of the executive compensation program is designed to align the interests of the executive with corporate and shareholder objectives. The price performance of Charter One's common stock directly affects the value of these long-term awards.

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     The maximum number of shares with respect to which awards may be granted under the 1997 Stock Option and Incentive Plan is 31,848,237, of which 4,152,386 shares remain available for grant as of the date of this proxy statement.

     Senior Executive Retention Plan. The Compensation Committee decided in April 2003 that the establishment of a long-term retention program for senior management was appropriate to encourage continuity of service of the senior management team through December 31, 2008. At such meeting, the Compensation Committee proposed the form and amount of benefits to be included in a proposed retention program, subject to review thereof by an outside compensation firm to confirm the appropriateness thereof. At the August 2003 Compensation Committee meeting the Committee reviewed the analysis of its outside compensation consultant and determined that the proposed form and amount of benefits were appropriate. The Compensation Committee also reviewed a tax analysis prepared by the Company's independent accountants and proposed plan documents prepared by counsel relating to the proposed program. During the balance of calendar year 2003 the Compensation Committee, with the assistance of the Company's independent accountants and counsel, worked on refinements to the retention program to address legal, securities, accounting and tax issues. In January 2004, the Board of Directors, based on the recommendation of the Compensation Committee, adopted the Charter One 2004 Senior Executive Retention Plan, effective February 1, 2004. A description of these benefits is provided under "Summary Compensation Information - Supplemental Executive Retirement Plan" and "- Senior Executive Retention Plan" in this proxy statement.

     Federal Income Tax Limitations. Section 162(m) of the Internal Revenue Code generally limits to $1 million Charter One's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its other named executive officers, to the extent that such compensation is not "performance-based compensation" within the meaning of Section 162(m). In this regard, the Company's 1997 Stock Option and Incentive Plan enables the Company to make stock option awards, and if approved by stockholders at this upcoming annual meeting, restricted stock and restricted stock unit awards, that are deductible under Section 162(m). Similarly, the TEIGAP enables the Company to make cash awards to officers that are deductible under Section 162(m). The Compensation Committee will seek ways to limit the impact of Section 162(m). The Compensation Committee, however, believes that the tax deduction limitation should not compromise the Company's ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes.

Corporate Performance and Executive Pay

     Base Salary for 2003. Approximately 45% of the potential annual compensation of Charles J. Koch, the Chief Executive Officer of Charter One, is paid as base salary, with the balance based upon the TEIGAP and, therefore, dependent upon specific corporate achievements in any given year. The base salary is established by the Compensation Committee after consideration of his current performance, his past base salary, comparison of the base salaries within the peer group, and the overall performance and economic condition of Charter One. Base salary for Mr. C. Koch is targeted near the median of the peer group because of Charter One's emphasis on incentive compensation for its executives. Additionally, the Compensation Committee compares the total compensation package of executive officers to the peer group to ensure that the total package is competitive with the marketplace. The Board of Directors, acting on the recommendation of the Compensation Committee, increased Mr. C. Koch's salary by 8.9% effective May 2003. The increase in base salary was the result of Mr. C. Koch's continuing outstanding efforts, as well as to appropriately align his base salary with the peer group. His outstanding efforts were evidenced in particular by Charter One's record income for the year ended December 31, 2002, the success of its retail banking operation in terms of deposit and revenue growth, its enhanced balance sheet in terms of asset mix and reserve levels, its excellent capital profile, and Mr. C. Koch's continued development of personnel and sound execution of Charter One's strategic plan. Additionally, Mr. C. Koch prioritized ethical standards maintained by the Company by endorsing codified "core values" that stipulate high code of conduct among all employees.

     Executive officers were also granted salary increases effective May 2003, based on the Compensation Committee's assessment of the individual's leadership, technical knowledge, analytical ability, decision making, planning, personnel development and communication effectiveness and its objective review of the individual executive's goal achievement for the performance period in areas such as: loan production, investment return, operating efficiency, branch expansion, asset quality, management of capital, revenue increases and deposit retention. Mr. Grossi, Mr. John Koch and Mr. Neu have similar base salaries in recognition of their accountability for similarly significant pieces of Charter One's operations, which is representative of Charter One's highly efficient and flat organizational structure.

     Incentive Awards for 2003. Each year, the TEIGAP provides for a cash bonus award to Mr. C. Koch in recognition of his contribution to the achievement of Charter One's annual goals. The TEIGAP is not tied to stock price performance. The goals established in our annual business plan are designed such that if achieved, Charter One's earnings should increase while maintaining the institution's historical financial soundness. The Compensation Committee reviews Charter One's performance relative to the percentage achievement of the goals established in the annual business plan, which over the past several years have focused on core earnings growth, net worth, asset quality, efficiency ratio, loan origination, deposit growth and interest rate and credit risk. The amount included in Mr. C. Koch's 2003 cash compensation directly relates to his execution of the business plan and Charter One's achievement of results as measured against the 2003 business plan. Executive officers were also awarded cash bonuses which were functions of the achievement of Charter One's aforementioned goals and individual performance.

     In addition to cash bonus awards, during 2003 the Compensation Committee granted stock option awards to purchase a total of 5,071,172 shares of Charter One common stock to employees and directors. Of the total stock option awards granted during the year ended December 31, 2003, Mr. C. Koch received a stock option award to purchase 255,000 shares of Charter One common stock. The Compensation Committee believes that Mr. C. Koch's awards appropriately recognize his leadership and contributions to the continued strength and success of the Company while providing a significant incentive to create incremental shareholder value.

Submitted by the members of the Compensation Committee

Michael P. Morley (Chairman) Phillip Wm. Fisher Denise Marie Fugo	Victor A. Ptak Jerome L. Schostak

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STOCK PERFORMANCE GRAPH

     The following Stock Performance Graph shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this graph therein, and shall not otherwise be deemed filed under such Acts.

     The rules and regulations of the SEC require the presentation of a line graph comparing, over a period of five years, the cumulative total shareholder return for the performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by the company. The following graph compares the performance of the Company's common stock with the Standard & Poors ("S&P") 500 Index and the Keefe, Bruyette & Woods 50 Total Return Index ("KBW 50"). The KBW 50 is a market capitalization-weighted bank stock index that includes all money-center banks and most regional bank holding companies. Charter One was added to the KBW 50 in 1999 and to the S&P 500 Index in 2000. The comparison assumes $100 was invested on December 31, 1998 in Charter One common stock and in each of the foregoing indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Return
Among Charter One Financial, Inc., The S&P 500 Index,
And The KBW 50 Index

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Charter One (CF)	$100	$ 74.23	$121.09	$122.78	$140.22	$174.03
S&P 500	100	121.04	110.02	96.94	75.57	97.01
KBW 50	100	96.53	115.89	111.12	103.29	138.38

TRANSACTIONS WITH RELATED PARTIES

     From time to time, Charter One Bank provides residential mortgage loans to directors, officers and other employees. These loans are made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except for reduced interest rates and fees. These loans, when made, have not involved more than the normal risk of collectibility or presented other unfavorable features. During 2003, no director or executive officer of Charter One or its subsidiaries, or a related party of such director or executive officer, had a loan with preferential terms and an outstanding aggregate balance exceeding $60,000.

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EQUITY COMPENSATION PLAN INFORMATION TABLE

     The following table provides information as of December 31, 2003 with respect to shares of Company common stock that may be issued under our existing equity compensation plans and arrangements.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	26,652,898	$24.56	4,478,599
Equity compensation plans not approved by security holders (2)	131,644	N/A	N/A
Total	26,784,542	$24.56	4,478,599
(1)	Excludes 2,371,285 outstanding options assumed in connection with merger-related acquisitions at a weighted-average exercise price of $15.00 per share. No additional options may be granted under these assumed plans.

(2)	Includes deferred stock units pursuant to the Charter One Bank, N.A. Stock Deferred Compensation Plan. Under the NYSE rules, no shareholder approval was required for this plan. Pursuant to this plan, directors and certain officers may defer receipt of a portion of their cash fees and/or compensation to a stock unit account. Deferrals are valued as if each deferral were invested in Company common stock as of the deferral date, and are paid out only in shares of Company common stock, on a one-for-one basis. The stock units do not have voting rights, but are credited with dividend equivalent units. Payment of deferral account balances are made in stock upon termination of service. Excludes 81,898 deferred stock units available for issuance under director compensation plans assumed in connection with merger-related acquisitions. No additional deferrals are permitted under these assumed plans, however, dividend equivalent units continue to accrue on the outstanding stock unit account balance. There is no exercise price for any of the foregoing stock units.

PROPOSAL 2 -- AMENDMENTS TO THE CHARTER ONE
FINANCIAL, INC. 1997 STOCK OPTION AND INCENTIVE PLAN

     The Company is seeking shareholder approval of amendments to the Charter One Financial, Inc. 1997 Stock Option and Incentive Plan (the "Amendments"). The Board of Directors approved the Amendments to the 1997 Stock Option and Incentive Plan (the "Plan"), subject to shareholder approval. The Amendments do not authorize additional shares of Charter One common stock pursuant to which awards may be granted under the Plan or extend the term of the Plan, which will terminate on the close of business on April 23, 2007. The Amendments to the Plan are being submitted to shareholders for approval for the following reasons:

  To authorize the use of restricted stock and restricted stock units, in addition to awards of stock options and stock appreciation rights currently available under the Plan. The maximum number of shares of restricted stock or restricted stock units that can be granted under the Plan to any individual during a calender year is limited to 500,000 shares.

  To add performance criteria which may be used to set financial goals for Plan participants. The performance goals will be based on one or more of the following criteria: earnings or earnings growth (including but not limited to earnings per share or net income); cash and cash flows, economic profit, shareholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total shareholder return; market share; charge-offs; and/or reductions in non-performing assets. The performance goals may include objective non-financial measures as the Compensation Committee may determine, including employee satisfaction, employee retention or customer satisfaction. The performance goals may be particular to a Plan participant or the division, department, branch, line of business, subsidiary or other unit in which the Plan participant works, or may be based on the performance of the Company generally or relative to industry or competitor performance, as determined by the Compensation Committee.

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  To comply with the requirements of Section 162(m) of the Internal Revenue Code regarding performance-based compensation so that amounts paid under the Plan may be tax-deductible by the Company.

     The Board of Directors unanimously recommends approval of the Amendments to the Plan to allow the Company to continue to attract and retain the best available directors, officers and employees and to provide an incentive for all award recipients under the Plan to use their best efforts on the Company's behalf. If the Amendments to the Plan are not approved by shareholders, the terms of the Plan as currently in effect will remain in effect.

Summary of the Plan and the Amendments

     The following summary of the Plan and the Amendments is qualified in its entirety by the text of the Plan, as amended and restated. A copy of the Plan, as amended and restated to incorporate the proposed Amendments, is attached to this proxy statement as Appendix B. References to the Plan in this section refer to the Plan, as amended and restated to incorporate the Amendments.

     Plan Administration. The Plan is administered by the Compensation Committee of the Board of Directors, which currently is comprised of five directors of the Company. Each member of the Compensation Committee is an "outside director" under Section 162(m) of the Internal Revenue Code and a "Non-Employee Director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. All of the members of the Compensation Committee meet the director independence criteria established by the New York Stock Exchange.

     The Compensation Committee has the authority to, among other things:

  select participants and make awards;

  establish the terms and conditions of grants and awards;

  accelerate the time at which any or all of the restrictions shall lapse with respect to any award, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances;

  determine whether an award may be deferred;

  make rules and regulations relating to the administration of the Plan; and

  construe and interpret the Plan.

     Awards. The Plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code, non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units.

     Eligibility. Any director, advisory director, officer or employee of the Company or any of its affiliates is eligible to receive an award under the Plan. As of February 23, 2004, there were approximately 5,000 officers, employees and directors eligible to receive awards under the Plan. Awards, other than incentive stock options, may be granted to any eligible participant under the Plan. Incentive stock options may only be granted to employees of the Company and its affiliates. The selection of participants and the nature and size of grants and awards are within the discretion of the Compensation Committee.

     Shares That May Be Issued Under the Plan. The Amendment does not authorize any additional shares to be issued under the Plan. There are currently 4,152,386 shares remaining for future awards under the Plan. If an award is forfeited or the award otherwise terminates without the issuance of shares, the shares associated with the award will be available for future grants. This provision could have the effect of increasing the number of shares remaining for future awards under the Plan. As of February 23, 2004, options to purchase 23,485,466 shares of Charter One common stock were outstanding, at exercise prices ranging from $16.17 to $34.41 per share. As of

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February 23, 2004, the average of the high and low quoted sales price on the New York Stock Exchange for one share of Charter One common stock was $36.65.

     The maximum number of shares underlying stock options or stock appreciation rights that can be granted under the Plan to any individual during a calender year cannot exceed 1,276,281 shares (as previously adjusted under the Plan). The maximum number of shares of restricted stock or restricted stock units that can be granted under the Plan to any individual during a calender year cannot exceed 500,000 shares. In addition, a director who is not also an employee of the Company or any affiliate may not be granted any award under the Plan with respect to more than 12,762 shares (as previously adjusted under the Plan).

     Shares of common stock subject to awards under the Plan may be either authorized and unissued shares or previously issued shares reacquired and held as treasury shares.

     Adjustment. In the event of a corporate transaction that affects Company common stock, the Compensation Committee may make adjustments to the outstanding awards, the number of available shares remaining under the Plan and the individual limitations set forth above.

     No Repricing Without Shareholder Approval. Except in the case of an adjustment related to a corporate transaction, the Plan prohibits the Compensation Committee from repricing, or cancelling and replacing, any option or stock appreciation right without prior shareholder approval.

     Stock Options. Options to purchase shares of Charter One common stock may be granted alone or with stock appreciation rights. A stock option may be granted in the form of an incentive stock option or a non-qualified stock option.

     The price at which a share may be purchased under an option, the exercise price, will be determined by the Compensation Committee, but may not be less than the fair market value of Charter One's common stock on the date the option is granted. The fair market value for a share of Charter One common stock is the average of the high and low quoted sales price per share of Charter One common stock on the New York Stock Exchange on the date the option is granted. The Compensation Committee shall also determine the method(s) by which, and the form(s) in which, payment of the exercise price with respect to an option may be made or deemed to have been made.

     The Compensation Committee may establish the term of each option, but no option shall be exercisable after 10 years from the grant date.

     Unless otherwise stated in an individual's award agreement, upon an individual's termination of service with the Company or its affiliates for any reason other than death, disability or for cause, all options then currently exercisable will remain exercisable for three months following such termination of service. Upon termination of service for death or disability, all options then currently exercisable will generally remain exercisable for one year following such termination of service. Upon termination of service for cause, all options not previously exercised shall immediately be forfeited.

     Stock Appreciation Rights. A stock appreciation right may be granted either alone (a "Stand-Alone SAR") or with stock options (a "Related SAR"). Upon the exercise of a Stand-Alone SAR, the individual will be entitled to receive the excess of the fair market value on the exercise date of the Charter One common stock underlying the stock appreciation right over the aggregate exercise price applicable to such shares. In connection with a Related SAR, the individual will be required to elect between exercising the underlying option and surrendering the option in exchange for a distribution from the Company equal to the excess of the fair market value on the surrender date of the shares that could be acquired under the option over the aggregate exercise price payable for such shares.

     Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be issued to eligible participants, as determined by the Compensation Committee. The restrictions on such awards are determined by the Compensation Committee, and may include without limitation: restrictions based upon the achievement of specific performance goals (Company-wide, divisional, affiliate and/or individual); time-based restrictions on vesting; and/or restrictions under applicable Federal or state securities laws. Unless otherwise

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determined by the Compensation Committee, any time-based restriction must be for a minimum of three years. Restricted Stock Units may only be settled in shares of Charter One common stock.

     Certain restricted stock and restricted stock unit awards granted under the Plan may be granted in a manner designed to make them deductible under Section 162(m) of the Internal Revenue Code. These awards will be contingent on the achievement of performance goals based on one or more of the following criteria: earnings or earnings growth (including but not limited to earnings per share or net income); cash and cash flows, economic profit, shareholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total shareholder return; market share; charge-offs; and/or reductions in non-performing assets. These performance goals may include objective non-financial measures as the Compensation Committee may determine, including employee satisfaction, employee retention or customer satisfaction and may be particular to an individual or the division, department, branch, line of business, subsidiary or other unit in which the participant works, or may be based on the performance of the Company generally or relative to industry or competitor performance, as determined by the Compensation Committee.

     Except as otherwise determined by the Compensation Committee, holders of restricted stock or restricted stock units will have the right to receive dividends and holders of restricted stock will have voting rights during the restriction period.

     Effect of Merger. In the event of a merger, consolidation or combination in which the Company is not the surviving entity, an individual exercising an option or stock appreciation right will have the right to receive an amount equal to the excess of the fair market value per share of the securities, cash or property receivable in the merger, consolidation or combination over the exercise price of the option or stock appreciation right, multiplied by the number of shares with respect to which the option or stock appreciation right shall have been exercised.

     Effect of Change in Control. Unless otherwise stated in an award agreement, in the event of a tender offer or exchange offer for shares of the Company or a change in control of the Company (as defined in Section 8(a) of the Plan), all options and stock appreciation rights previously granted and not yet fully vested become fully vested and immediately exercisable.

     Upon a change in control, unless otherwise stated in an award agreement, all restricted stock and restricted stock units shall immediately vest and be distributed to the participants free of any restrictions, and each performance award shall immediately vest and be deemed achieved at maximum target levels.

     Nontransferability of Awards. Awards granted under the Plan are not transferable other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.

     Other Provisions. An award agreement may contain other terms, provisions, and conditions not inconsistent with the Plan, as may be determined by the Compensation Committee.

     Amendment or Termination of the Plan . The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan at any time and for any reason. However, the Company will obtain shareholder approval for any amendments to the Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board of Directors, the Compensation Committee or the shareholders may (i) alter or impair any award previously granted under the Plan without the consent of the award recipient, or (ii) reprice, or cancel and replace, any award under the Plan without prior shareholder approval. The Plan shall remain in effect until terminated by action of the Board of Directors or operation of law or until its expiration date of April 23, 2007.

Federal Income Tax Consequences

     Incentive Stock Options. If the option is an incentive stock option, no income is realized by the employee upon award or exercise of the option, and no deduction is available to Charter One at such times. If the common stock purchased upon the exercise of an incentive stock option is held by an employee for at least two years from the date of the award of such option and for at least one year after exercise, any resulting gain is taxed at long-term capital gains rates. If the common stock purchased pursuant to the option is disposed of before the expiration of that period (a "disqualifying disposition), any gain on the disposition, up to the difference between the fair market value

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of the common stock at the time of exercise and the exercise price, is taxed at ordinary rates as compensation paid to the employee, and Charter One is entitled to a deduction for an equivalent amount. Any amount realized by the employee upon a disqualifying disposition in excess of the fair market value of the common stock at the time of exercise is taxed at capital gains rates.

     Non-qualified Stock Options. If the option is a non-qualified option, no income is realized by the participant at the time of award of the option, and no deduction is available to Charter One at such time. At the time of exercise (other than by delivery of common stock to Charter One), ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date of exercise over the option price, and Charter One will receive a tax deduction for the same amount. If an option is exercised by delivering common stock to Charter One, a number of shares of common stock received by the participant equal to the number of shares so delivered will be received free of tax and will have a tax basis and holding period equal to the shares so delivered. The fair market value of additional common stock received by the participant will be taxable to the participant as ordinary income, and the participant's tax basis in such shares will be their fair market value on the date of exercise. Upon disposition, any appreciation or depreciation of the common stock after the date of exercise may be treated as capital gain or loss.

     Restricted Stock. At the time a restricted stock award is granted, a participant may elect to be taxed at ordinary income tax rates in the year the award is granted based on the fair market value of the common stock as of the date of grant. If the election is not exercised within the time prescribed under Section 83(b) of the Internal Revenue Code, the participant will be taxed in the year the restrictions expire based on the fair market value of the common stock as of the date the restrictions expire. Charter One is entitled to a corresponding federal income tax deduction for the year in which the participant is taxed at ordinary income tax rates. If the participant is taxed in the year the restrictions expire, dividends paid to the participant during the restriction period will be taxed as additional compensation (ordinary income) and Charter One will be entitled to a corresponding deduction. If the participant is taxed in the year in which the award is granted, dividends paid to the participant during the restriction period with respect to the common stock will be treated as dividend income and Charter One will not be entitled to a corresponding deduction.

     Other Awards. The current federal income tax consequences of other awards authorized under the plan are generally in accordance with the following: stock appreciation rights are subject to taxation in substantially the same manner as non-qualified stock options; awards of restricted stock units and performance-based restricted stock and restricted stock units, and any dividends or dividend equivalent units paid thereon, generally are taxable as ordinary income to the participants in the year that the award or dividend is received, and Charter One will have a corresponding deduction at the same time the participant recognizes income.

Section 162(m) Limit

     Compensation of the executive officers listed in the Summary Compensation Table under "Summary Compensation Information" is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, subject to certain exceptions, Charter One may not deduct compensation paid to the named executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation. The Plan enables the Compensation Committee to grant performance-based compensation awards to the named executive officers that will meet the requirements for tax deductibility under Section 162(m).

Awards under the Plan

     Stock options awarded to the named executive officers in 2003 under the Plan are set forth under "Summary Compensation Information - Stock Option Grants in Last Fiscal Year." During 2003, each non-employee director of the Company, including each non-employee director nominee (all of whom currently serve as directors of Charter One), was awarded a stock option to purchase 7,500 shares of Charter One common stock, or 112,500 shares to the non-employee directors as a group. In addition, stock options covering an aggregate of 795,000 shares of Charter One common stock were awarded during 2003 to the Company's executive officers, as a group (5 people), and stock options covering an aggregate of 4,261,172 shares of Charter One common stock were awarded during 2003 to all other employees other than the current executive officers.

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Vote Required and Board Recommendation

     The affirmative vote of a majority of the votes cast at the meeting by the holders of shares entitled to vote is required to approve the amendment to the Plan. The Board of Directors recommends a vote for the amendment to the plan.

PROPOSAL 3 -- RATIFICATION OF INDEPENDENT AUDITORS

Vote on Independent Auditors

     The Audit Committee has appointed Deloitte & Touche LLP to serve as Charter One's independent auditors for its fiscal year ending December 31, 2004. The Board of Directors seeks to have the shareholders ratify the Audit Committee's appointment of Deloitte & Touche. Representatives of Deloitte & Touche are expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire. If the appointment of Deloitte & Touche is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Deloitte & Touche.

     The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as Charter One's independent auditors for the fiscal year ending December 31, 2004.

PROXY SOLICITATION COSTS

     Charter One will pay the costs of soliciting proxies. Charter One will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Charter One common stock. Charter One has engaged Georgeson Shareholder, a proxy soliciting firm, to assist in the solicitation of proxies at a cost of $7,500, plus reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers and employees of Charter One may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     In order to be eligible for inclusion in Charter One's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal must be received at Charter One's executive office at 1215 Superior Avenue, Cleveland, Ohio 44114 on or before November 12, 2004. To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any shareholder proposal must be received at Charter One's executive office not less than 60 days nor more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the shareholder proposal must be received on or before the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was made, whichever occurs first.

     All shareholder proposals for inclusion in Charter One's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any shareholder proposal (regardless of whether it is included in Charter One's proxy materials), Charter One's certificate of incorporation and bylaws, and Delaware law.

OTHER MATTERS

     The Board of Directors knows of no other business that will be presented at the meeting. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

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APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD
OF DIRECTORS OF CHARTER ONE FINANCIAL, INC.

I.   Statement of Policy

     The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Charter One Financial, Inc. (the "Company") to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the Company's compliance with legal and regulatory requirements; the annual independent audit of the Company's financial statements; the Company's bank protection program and activities; the independent auditors' qualifications and independence; the performance of the Company's internal audit function and independent auditors and any other areas specified by the Board of potential financial risks to the Company. The Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement. In discharging its duties and responsibilities, the Committee is empowered to investigate any matter brought to its attention, with full access to all necessary books, records, facilities and personnel of the Company, and has the authority to retain at the Company's expense special legal, accounting or other advisors, consultants or experts as it deems appropriate.

     In fulfilling its responsibilities, it is recognized that members of the Committee are not employees of the Company. The Company's management is responsible for preparing the Company's financial statements. The independent auditors are responsible for auditing the Company's annual financial statements and reviewing the Company's quarterly financial statements prior to the filing of the Company's annual and quarterly reports on Forms 10-K and 10-Q with the SEC. It is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company from whom and from which he or she receives information and the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board).

II.   Committee Composition and Meetings

     The Committee composition shall be in accordance with the New York Stock Exchange (the "NYSE") listing standards. The Committee shall be comprised of three or more directors (including a chairperson) as appointed annually by the Board, considering the recommendation of the Corporate Governance/Nominating Committee, each of whom shall meet the independence requirements of the NYSE and SEC for audit committee members, and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Committee must be an "audit committee financial expert," as the SEC defines that term and as the Board interprets such qualification in its business judgment consistent with such definition. Committee members shall not simultaneously serve on the audit committees of more than three other public companies. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter.

     The Committee shall meet at least quarterly. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole. The Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. If the chairperson is not available for a meeting, the other members of the Committee may appoint a temporary chairperson for such meeting. The Committee may ask members of management or others to attend meetings and provide pertinent information as

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necessary. The Committee shall meet separately, periodically, with management, the chief internal auditor and/or other members of the Company's Internal Audit Department, and the independent auditors, to discuss any matters that the Committee or any of these persons believes should be discussed. The Committee may also meet separately with regulatory examiners.

III.   Committee Duties, Responsibilities and Processes

     The following shall be the principal duties, responsibilities and recurring processes of the Committee in carrying out its oversight role. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. As part of its oversight responsibility, the Committee shall:

     Review Procedures

  Review and discuss the form of presentation and type of information to be contained in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

  Prior to the filing of quarterly and annual reports on Forms 10-Q and 10-K, review and discuss with management and the independent auditors: (i) the Company's quarterly and annual consolidated financial statements; (ii) matters that affect the Company's consolidated financial statements, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;" (iii) the results of the independent auditors' reviews of the quarterly financial statements, the audit of the annual financial statements and the independent auditors' report, and any other matters required to be communicated to the Committee by the independent auditors, as well as discussions regarding qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of the Company's accounting principles, and the clarity of the financial statements; (iv) all critical accounting policies and practices to be used; (v) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of any material control deficiencies; (vi) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (vii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements; (viii) any matters required to be communicated to the Committee by the independent auditors in accordance with SAS Nos. 61 and 71 or any other SAS; and (ix) other material written communications between the independent auditors and management. Prior to the filing of the Company's Annual Report on Form 10-K, recommend to the Board whether the audited financial statements should be included in the Form 10-K.

  Regularly review with the independent auditors any problems or difficulties encountered in the course of the audit work and management's response, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management. Among the items the Committee may want to review with the independent auditors are: any accounting adjustments that were noted or proposed by the independent auditors but were "passed" (as immaterial or otherwise); any communications between the audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement; and any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company. This review should also include discussion of the responsibilities, budgeting and staffing of the Company's internal audit function.

  In consultation with management, the independent auditors and the internal auditors, monitor the integrity and effectiveness of the Company's financial reporting processes and systems of internal controls, including reviewing and discussing major financial risk exposures and the steps management has taken to monitor, control and report such exposures; discuss guidelines and policies to govern the process by which risk assessment and management is undertaken; and review significant findings relating to the foregoing prepared by the independent auditors or the internal auditors, together with management's responses and

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  follow-up to these reports. Review management's internal control report required by SEC regulations and the independent auditors' attestation of such report.

  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures have been established by the Committee and are set forth in the Company's Code of Business Conduct and Ethics.

     Independent Auditors and Other External Services

  The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting. The independent auditors shall report directly to the Committee.

  Approve the engagement letters and the fees to be paid to the independent auditors. Pre-approve all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that such non-audit services could have on the independence of such auditors. The Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with this Charter, for the engagement of the independent auditors to render permissible non-audit services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

  Receive and review a report from the independent auditors at least annually regarding: (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company, in order to assess the independent auditors' independence.

  Evaluate the qualifications, independence and performance of the independent auditors annually (including a review and evaluation of the lead partner of the independent auditors), taking into account the report from the independent auditors referred to in Paragraph 8 above and the opinions of management and the Company's internal auditors. This evaluation shall include a review and discussion of the annual communication as to independence delivered by the independent auditors required by Independence Standards Board Standard No. 1. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and the rotation of any other audit partner whose rotation is required by the regulations of the SEC. In addition to ensuring the required partner rotation, the Committee shall further consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent auditors themselves. The Committee shall present its conclusions as to the evaluation of the independent auditors to the Board.

  Review the audit plan of the independent auditors -- discuss scope, staffing, timing, estimated and actual fees, reliance upon management and internal audit and general audit approach.

  Set clear hiring policies for employees or former employees of the independent auditors.

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Internal Audit Department

  Review the budget, program, changes in program, activities, strategies, organizational structure and qualifications of the Internal Audit Department, as needed, it being understood that the Internal Audit Department functionally reports directly to the Committee. Evaluate whether the Internal Audit Department operation and structure permits unrestricted access by internal auditors to records, personnel and physical properties relevant to the performance of its responsibilities and to top management, the Committee and the Board. Assess the appropriateness of the resources allocated to internal auditing. Evaluate the effectiveness of the internal audit function.

  Review the appointment, performance and replacement of the chief internal auditor. Decisions regarding hiring or termination of the chief internal auditor require endorsement by the Committee. The chairperson of the Committee will also be involved in performance evaluation and compensation decisions related to the chief internal auditor.

  Review significant issues presented by the Internal Audit Department together with management's response and follow-up to these reports.

Other Committee Responsibilities

  Review and reassess the adequacy of this Charter at least annually, and recommend any proposed changes to the Board for its approval.

  Maintain minutes of meetings and report regularly to the Board on the Committee's activities. Review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

  Review with the Company's chief corporate counsel: (i) any significant legal matter that could have a material impact on the Company's financial statements; (ii) legal compliance matters, including corporate securities trading policies and material notices to or inquiries received from governmental agencies; and (iii) reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

  Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Forms 10-K and 10-Q with respect to the financial statements and about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal control over financial reporting.

  Perform any other activities consistent with this Charter, the Company's bylaws or governing law as the Committee or the Board deems necessary or appropriate.

IV.  Evaluation of the Committee

     The Committee shall, on an annual basis, evaluate its performance under this Charter.

V.   Funding

     The Company shall provide the Committee with appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to the independent auditors and to any advisors employed by the Committee; and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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APPENDIX B

CHARTER ONE FINANCIAL, INC.

1997 STOCK OPTION AND INCENTIVE PLAN

     This amended and restated plan incorporates all amendments and revisions to the plan as of February 24, 2004, including all adjustments resulting from changes in the outstanding shares of the Company as a result of reorganizations, recapitalizations, stock splits/dividends, combinations or exchanges of shares, mergers, consolidations and similar events, and shall become effective upon shareholder approval.

     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, advisory directors, officers and employees of the Corporation and its Affiliates.

     2. Definitions. The following definitions are applicable to the Plan:

          "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation as such terms are defined in Section 424(e) and (f), respectively, of the Code.

          "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or any combination thereof, as provided in the Plan.

          "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

          "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. No act or failure to act by the Participant shall be considered willful unless the Participant acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Corporation.

          "Code" -- means the Internal Revenue Code of 1986, as amended.

          "Committee" -- means the Committee referred to in Section 3 hereof.

          "Corporation" -- means Charter One Financial, Inc., a Delaware corporation, and any successor thereto.

          "Covered Employee" means a "covered employee" as that term is defined in Section 162(m)(3) of the Code or any successor provision.

          "Extraordinary Items" -- means (i) extraordinary, unusual and/or non-recurring items of gain or loss, including but not limited to, restructuring or restructuring-related charges, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which are identified in the Corporation's audited financial statements or the Corporation's annual report to stockholders.

          "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an Incentive Stock Option under Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed a Non-Qualified Stock Option.

          "Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934

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(the "Exchange Act") on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

          "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option under Section 422(b) of the Code.

          "Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

          "Participant" -- means any director, advisory director, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

          "Performance Goals" -- means one or more objective performance measures or goals established by the Committee in its sole discretion prior to the expiration of three months from the commencement of the Performance Period or otherwise in accordance with Section 162(m) of the Code and related regulations. Such Performance Goals shall be based on one or more of the following criteria: earnings or earnings growth (including but not limited to earnings per share or net income); cash and cash flows, economic profit, stockholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total stockholder return; market share; charge-offs; and/or reductions in non-performing assets. Such Performance Goals may include objective non- financial measures as the Committee may determine, including employee satisfaction, employee retention or customer satisfaction. Such Performance Goals may be particular to a Participant or the division, department, branch, line of business, subsidiary or other unit in which the Participant works, or may be based on the performance of the Corporation generally or relative to industry or competitor performance, as determined by the Committee.

          "Performance Period" shall be a period of at least one year as determined by the Committee.

          "Plan" -- means this 1997 Stock Option and Incentive Plan of the Corporation, as amended and restated.

          "Plan Year" -- means a twelve-month period beginning with January 1 of each year.

          "Related" -- means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof.

          "Restricted Stock" -- means Shares granted to a Participant by the Committee pursuant to Section 5(c) of the Plan.

          "Restricted Stock Unit"-- means an award denominated in units of Shares granted to a Participant by the Committee pursuant to Section 5(c) of the Plan.

          "Restriction Period" means, with respect to Restricted Stock or Restricted Stock Units, the period during which any restrictions set by the Committee remain in place. Restrictions remain in place until such time as they have lapsed under the terms and conditions of each Award Agreement

          "Right" -- means a Stock Appreciation Right.

          "Shares" -- means the shares of common stock of the Corporation.

          "Stock Appreciation Right" -- means a stock appreciation right with respect to Shares granted to a Participant by the Committee pursuant to Section 5(b) the Plan.

          "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, as a director, advisory director, officer or employee of the Corporation or any of its Affiliates.

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     3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board of Directors of the Corporation, each of whom (i) shall be an outside director as defined under Section 162(m) of the Code and the regulations thereunder and (ii) shall be a Non-Employee Director as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board of Directors of the Corporation. The Committee shall have complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms, conditions, performance criteria, restrictions and other criteria upon which Awards shall be granted under the Plan; (iv) determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements; (v) accelerate the time at which any or all of the restrictions shall lapse with respect to any Award, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award; (vi) determine whether, to what extent, and under what circumstances cash or Shares payable with respect to an Award under the Plan shall be deferred; (vii) prescribe the form and terms of instruments evidencing such Awards; and (viii) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4. Shares Subject to Plan.

          (a) General. Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 31,848,237. As of February 24, 2004, 4,152,386 Shares remained available for Award under the Plan (subject to adjustment by the operation of Sections 4(a)(ii) and 6 below). The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or previously issued shares reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. The number of Shares available for issuance under the Plan shall not be reduced to reflect any (i) dividends, including dividends paid in Shares, or dividend equivalents paid in cash in connection with an outstanding Award or (ii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason.

          (b) Individual Limitations. During any Plan Year, no Participant may be granted an Option or Stock Appreciation Right under the Plan with respect to more than 1,276,281 Shares or Restricted Stock or Restricted Stock Units under the Plan with respect to more than 500,000 Shares, and no director who is not also an employee of the Corporation or any Affiliate may be granted any Award under the Plan with respect to more than 12,762 Shares, in all cases subject to adjustment as provided in Section 6.

     5. Awards.

          (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including the granting of Options in tandem with Stock Appreciation Rights under the Plan:

     (i) Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

     (ii) Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than 10 years.

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     (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

     (iv) Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

     (v) Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, and except as provided in Section 8(b) hereof, upon Termination of Service of the Participant for any reason other than death, disability or for Cause, all Options then currently exercisable shall remain exercisable for three months following such Termination of Service. Upon Termination of Service for death or disability, all Options then currently exercisable shall remain exercisable for one year following such Termination of Service. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

          (b) Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect to which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

          (c) Restricted Shares/Restricted Share Units.

               (i) Grants. Subject to the terms and provisions of the Plan, Restricted Stock or Restricted Stock Units may be granted to Participants.

               (ii) Restrictions. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation: restrictions based upon the achievement of specific performance goals (Corporation-wide, divisional, Affiliate and/or individual); time-based restrictions on vesting; and/or restrictions under applicable Federal or state securities laws. Unless otherwise determined by the Committee at the time of grant and provided in an Award Agreement, any time-based restriction period shall be for a minimum of three years. To the extent the Restricted Stock or Restricted Stock Units are intended to be deductible under Section 162(m) of the Code, they will be awarded pursuant to this Section 5(c) and Section 5(d) below.

               (iii) Payment of Restricted Stock Units. Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in Shares. Fractional Shares shall not be issued or transferred under an Award, but the Committee may pay cash in lieu of a fraction or round the fraction, in its discretion.

               (iv) No Disposition During Restriction Period. During the Restriction Period, Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Stock, the Committee may (a) cause a legend or legends to be placed on any certificates relating to such Restricted Stock, and/or (b) issue "stop transfer" instructions, as it deems necessary or appropriate.

               (v) Dividend and Voting Rights. Unless otherwise determined by the Committee and set forth in an Award Agreement, during the Restriction Period, Participants who are awarded Restricted Stock or Restricted Stock

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Units shall have the right to receive dividends in cash or other property or other distribution or rights in respect of such Shares, and Participants who are awarded Restricted Stock shall have the right to vote such shares as the record owner thereof. Unless otherwise determined by the Committee, any dividends payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Stock or Restricted Stock Units lapse.

               (vi) Share Certificates. Each certificate issued for Restricted Stock shall be registered in the name of the Participant and deposited with the Corporation or its designee. At the end of the Restriction Period, a certificate representing the number of Shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions. No certificate shall be issued with respect to a Restricted Stock Unit unless and until such unit is paid in Shares.

          (d) Special Provisions Relating to Certain Awards to Covered Employees.

               (i) Grants. If the Committee intends to grant Restricted Stock or Restricted Stock Units to Covered Employees that are intended to qualify as "qualified performance based compensation"under Section 162(m) of the Code, then, in addition to the provision of Section 5(c), the provisions of this Section 5(d) shall apply.

               (ii) Performance Goals. Awards of Restricted Stock or Restricted Stock Units to Covered Employees under this Section 5(d) shall be conditioned on the achievement of Performance Goals during a Performance Period, as determined by the Committee, subject to the following:

                    (A) no Award shall vest and no payment shall be made unless and until the Committee, based on the Corporation's reported financial results for the Performance Period (as prepared and reviewed by the Corporation's independent public accountants), has certified in writing the extent to which the applicable Performance Goals for the Performance Period have been satisfied, and the Committee has made its decisions regarding whether it will exercise its discretion to reduce any Award as referred in Section 5(d)(iii);

                    (B) the Committee may require that any Covered Employee must still be employed as of the last day of the Performance Period or such later date that is identified in order to be eligible to receive any performance-based Award; and

                    (C) the Committee may, subject to Section 5(d)(ii)(A) of the Plan, adopt such forfeiture, pro-ration, acceleration, deferral or other provisions as it deems appropriate regarding the effect of certain events on the Award including, but not limited to, a Covered Employee's death, disability, retirement, voluntary or other termination or a Change of Control.

          (iii) Negative Discretion. Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion, for each Participant, to reduce some or all of an Award of Restricted Stock or Restricted Stock Units to Covered Employees that would otherwise be paid.

          (iv) Extraordinary Items. At, or at any time after, the time an Award of Restricted Stock or Restricted Stock Units is granted, and to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of Extraordinary Items.

     6. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any Award which is adjusted as a result of this Section 6 shall be subject to the same restrictions as the original Award.

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     7. Effect of Merger on Options or Rights. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     8. Effect of Change in Control.

          (a) Definition. The term "Change in Control" means (i) an acquisition of securities of the Corporation that is determined by the Board of Directors to constitute a change in control of the Corporation or any of its Affiliates, within the meaning of the Change in Bank Control Act, 12 U.S.C. #&167; 1817(j), and applicable regulations thereunder; (ii) an event that would be required to be reported in response to Item 1 of the current report on Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (iii) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Corporation or any of its Affiliates representing 25% or more of the combined voting power of the Corporation's or any Affiliates' outstanding securities; (iv) individuals who are members of the Board of Directors on the date of adoption of this Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of adoption of this Plan whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Corporation's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (v) approval by the Corporation's stockholders of a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Corporation, or a similar transaction in which the Corporation is not the resulting entity; or (vi) a transaction at the completion of which the former stockholders of the acquired corporation become the holders of more than 40% of the outstanding common stock of the Corporation or any Affiliate and the Corporation or any Affiliate is the resulting entity of such transaction; provided that the term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of any Affiliate or the Corporation. In the application of regulations under the Change in Bank Control Act, determinations to be made by the applicable federal regulator shall be made by the Board of Directors of the Corporation.

          (b) Options and Stock Appreciation Rights. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if any of the events constituting a Change in Control as specified in subparagraph (a)(i) through (v) above shall occur, unless otherwise provided by the Committee in an Award Agreement, all Options and Stock Appreciation Rights granted prior to February 24, 2004 and not fully exercisable shall become exercisable in full upon the happening of such event, and shall remain so for a period of one year following such event and all Options and Stock Appreciation Rights granted on or after February 24, 2004 and not fully exercisable shall become fully vested upon the happening of such event; provided, however, that no Option or Stock Appreciation Right which has previously been exercised or otherwise terminated shall become exercisable or fully vested, as applicable. If the event constituting a Change in Control as specified in subparagraph (a)(vi) above shall occur, and, unless the Committee shall have otherwise provided in an Award Agreement, (i) if the employment of the Participant as an employee of the Corporation or any Affiliate thereof is involuntarily terminated without Cause, or (ii) if a non-employee Participant who is a director of the Corporation or any Affiliate thereof is not re-nominated or re-elected to at least one of such director positions, without Cause (unless such Participant resigns or declines to stand for re-election), all Options and Stock Appreciation Rights granted prior to February 24, 2004 and not fully exercisable shall become exercisable in full upon the happening of such event, and shall remain so for a period of one year following such event and all Options and Stock Appreciation Rights granted on or after February 24, 2004 and not fully exercisable shall become fully vested upon the happening of such event; provided, however, that no Option or Stock Appreciation Right which has previously been exercised, cancelled, forfeited or otherwise terminated shall become exercisable or fully vested as applicable.

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          (c) Restricted Stock and Restricted Stock Units. If any of the events constituting a Change in Control as specified in subparagraph (a)(i) through (v) above shall occur, unless otherwise provided by the Committee in an Award Agreement, then (i) all Performance Goals or performance criteria shall be deemed achieved at maximum target levels and all other terms and conditions related thereto shall be deemed to be met; and (ii) all restrictions on Restricted Stock and Restricted Stock Units shall thereupon cease and terminate and such Awards shall become fully vested; and (iii) all Awards shall be delivered and paid. If the event constituting a Change in Control as specified in subparagraph (a)(vi) above shall occur, and, unless the Committee shall have otherwise provided in an Award Agreement, (i) if the employment of the Participant as an employee of the Corporation or any Affiliate thereof is involuntarily terminated without Cause, or (ii) if a non-employee Participant who is a director of the Corporation or any Affiliate thereof is not re-nominated or re-elected to at least one of such director positions, without Cause (unless such Participant resigns or declines to stand for re-election), then (i) all Performance Goals or performance criteria shall be deemed achieved at maximum target levels and all other terms and conditions related thereto shall be deemed to be met; and (ii) all restrictions on Restricted Stock and Restricted Stock Units shall cease and terminate and all such Awards shall become fully vested; and (iii) all Awards shall be delivered and paid; provided, however, that no Award which has previously been paid, exercised, cancelled, forfeited or otherwise terminated shall be affected by the provisions hereof.

     9. Assignments and Transfers. No Award granted under the Plan shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient.

     10. Grantee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     11. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the committee shall determine to be necessary or advisable.

     12. Withholding Tax. The Corporation may require the Participant to pay to the Corporation the amount of (a) any taxes that the Corporation is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award or the delivery of Shares, cash or other property in payment thereof ("tax withholding obligations") and (b) any amounts due from the Participant to the Corporation or to any Affiliate ("other obligations"). The Corporation shall not be required to issue any Shares under the Plan until such tax withholding obligations and other obligations are satisfied.

     The Committee may permit or require a Participant to satisfy all or part of his or her tax withholding obligations and other obligations by (a) paying cash to the Corporation, (b) having the Corporation withhold an amount from any cash amounts otherwise due or to become due from the Corporation to the Participant, (c) having the Corporation withhold a number of Shares that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock or Restricted Stock Units) having a market value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of Shares the Participant already owns having a value equal to the tax withholding obligations and other obligations.

     All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

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     13. Amendment or Termination.

          (a) The Board of Directors of the Corporation may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board of Directors of the Corporation, in its discretion, determines to seek such shareholder approval.

          (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award; however, the Committee may not (i) amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as provided in Section 5(d)(iii) or as otherwise provided in the Plan, or (ii) reprice or, cancel and replace, any Awards under the Plan without prior shareholder approval.

     14. Effective Date and Term of Plan. The Plan, as amended and restated effective February 24, 2004, shall become effective upon its adoption by the Board of Directors of the Corporation, and the approval of the Plan by the shareholders of the Corporation. It shall continue in effect until the close of business on April 23, 2007 unless sooner terminated under Section 13 hereof.

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Dear Charter One Financial Shareholder:

If you have participated in Electronic Delivery of Annual Meeting materials, we would like to thank you. The Annual Report and Proxy Statement are available in their entirety for your review at the following website http://www.charterone.com/2004annualmeeting.

If you have not participated in the program, but would like to see what you would receive in lieu of a paper Annual Report and Proxy Statement, please visit the above mentioned website. To consent to receive materials over the Internet for future Annual Meetings, log onto www.econsent.com/cf and follow the instructions provided.

Thank you for your interest in Charter One.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

CHARTER ONE FINANCIAL, INC.
ANNUAL MEETING -- APRIL 21, 2004
CONFIDENTIAL VOTING AUTHORIZATION CARD

As a participant in the Charter One Bank Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all shares of Charter One Financial, Inc. common stock allocated or credited to my account under such Plan as of February 23, 2004, in accordance with the instructions on the reverse side of this card, at the annual meeting of shareholders to be held on April 21, 2004, or any adjournment or postponement thereof. Please see page 2 of the Proxy Statement, "How is Company Stock in the Company's Retirement Savings Plan voted?" for a further description of voting by the trustees.

The undersigned participant acknowledges receipt from Charter One Financial, Inc. prior to the execution of this voting authorization card of the Notice of Annual Meeting of Charter One Financial, Inc. to be held on April 21, 2004, an Annual Report to Shareholders for the year ended December 31, 2003, and a proxy statement relating to the business to be addressed at the meeting.

Please promptly complete, date, sign and mail the attached card in the enclosed pre-addressed, postage-paid envelope. Do not return your authorization card if you are voting by Telephone or the Internet.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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CHARTER ONE FINANCIAL, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.
Vote by Internet	OR	Vote by Telephone
1. Log on to the Internet and go to http://www.eproxyvote.com/cf.		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.

This authorization when properly executed and returned to the trustee will be voted as directed or, if no direction is indicated it will be voted "FOR" the proposals listed on this card. Should a director nominee be unable to serve as a director, an event that we do not currently anticipate, the persons named in this card reserve the right, in their discretion, to vote for a substitute nominee designated by the Company.

1. Election of Directors. Nominees: (01) Patrick J. Agnew (02) Denise Marie Fugo (03) Charles John Koch (04) Ronald F. Poe (05) Jerome L. Schostak (06) Mark Shaevsky	2. To approve the amendments to the Charter One Financial, Inc. 1997 Stock Option and Incentive Plan.	FOR AGAINST ABSTAIN
	3. To ratify the appointment of Deloitte & Touche LLP as Charter One Financial's independent auditors for the year ending December 31, 2004.	FOR AGAINST ABSTAIN
FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES

FOR ALL EXCEPT	Write the number corresponding to the nominee(s) for whom you wish to withhold your vote.	The Board of Directors recommends a vote "FOR" each of the proposals.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
MARK HERE IF YOU PLAN TO ATTEND THE MEETING
Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, officer, partner or guardian, please give full title. If more than one trustee, all should sign.

Signature: __________________________     Date:_____________          Signature: ______________________________     Date:_____________

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Dear Charter One Financial Shareholder:

If you have participated in Electronic Delivery of Annual Meeting materials, we would like to thank you. The Annual Report and Proxy Statement are available in their entirety for your review at the following website http://www.charterone.com/2004annualmeeting.

If you have not participated in the program, but would like to see what you would receive in lieu of a paper Annual Report and Proxy Statement, please visit the above mentioned website. To consent to receive materials over the Internet for future Annual Meetings, log onto www.econsent.com/cf and follow the instructions provided.

Thank you for your interest in Charter One.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

REVOCABLE PROXY
CHARTER ONE FINANCIAL, INC.
Annual Meeting of Shareholders - Wednesday, April 21, 2004

This proxy is being solicited by the Board of Directors of Charter One Financial, Inc. The undersigned hereby appoints the members of the Board of Directors of Charter One Financial, Inc., and its survivors with full power of substitution, and authorizes them to represent and vote, as designated on the reverse side and in accordance with their judgment upon any other matters properly presented at the annual meeting, all shares of Charter One Financial, Inc. common stock held of record by the undersigned at the close of business on February 23, 2004, at the annual meeting of shareholders to be held on Wednesday, April 21, 2004, and at any and all adjournments or postponements thereof.

The undersigned shareholder acknowledges receipt from Charter One Financial, Inc. prior to the execution of this proxy, of the Notice of Annual Meeting of Charter One Financial, Inc. to be held on April 21, 2004, an Annual Report to Shareholders for the year ended December 31, 2003, and a proxy statement relating to the business to be addressed at the meeting.

Please promptly complete, date, sign and mail the attached proxy in the enclosed pre-addressed, postage-paid envelope. Do not return your proxy card if you are voting by Telephone or the Internet.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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CHARTER ONE FINANCIAL, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.
Vote by Internet	OR	Vote by Telephone
1. Log on to the Internet and go to http://www.eproxyvote.com/cf.		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.

This authorization when properly executed and returned to the trustee will be voted as directed or, if no direction is indicated it will be voted "FOR" the proposals listed on this card. Should a director nominee be unable to serve as a director, an event that we do not currently anticipate, the persons named in this card reserve the right, in their discretion, to vote for a substitute nominee designated by the Company.

1. Election of Directors. Nominees: (01) Patrick J. Agnew (02) Denise Marie Fugo (03) Charles John Koch (04) Ronald F. Poe (05) Jerome L. Schostak (06) Mark Shaevsky	2. To approve the amendments to the Charter One Financial, Inc. 1997 Stock Option and Incentive Plan.	FOR AGAINST ABSTAIN
	3. To ratify the appointment of Deloitte & Touche LLP as Charter One Financial's independent auditors for the year ending December 31, 2004.	FOR AGAINST ABSTAIN
FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES

FOR ALL EXCEPT	Write the number corresponding to the nominee(s) for whom you wish to withhold your vote.	The Board of Directors recommends a vote "FOR" each of the proposals.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
MARK HERE IF YOU PLAN TO ATTEND THE MEETING
Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, officer, partner or guardian, please give full title. If more than one trustee, all should sign.

Signature: __________________________     Date:_____________          Signature: ______________________________     Date:_____________